CREDIT AGREEMENT



                                 by and between



                          JENNIFER CONVERTIBLES, INC.


                                      AND


                       IBJ SCHRODER BANK & TRUST COMPANY






                                   $2,000,000






                          Dated as of August 31, 1993























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                     TABLE OF CONTENTS


1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION               1
    1.1.  Definitions                                       1
    1.2.  Principles of Construction                       11

2. AMOUNT AND TERMS OF LOANS                               12
    2.1.  Loans                                            12
    2.2.  Note                                             12
    2.3.  Procedure for Borrowing                          13
    2.4.  Termination or Reduction of Commitment           13
    2.5.  Prepaymnts of the Loans                          13
    2.6.  Interest Rate and Payment Dates                  14
    2.7.  Taxes; Net Payments                              15
    2.8.  Use of Proceeds                                  16
    2.9.  Capital Adequacy                                 16
    2.10. Bank's Records                                   17

3. FEES;  PAYMENTS                                         17
    3.1.  Commitment Fee                                   17
    3.2.  Advisory Fee                                     17
    3.3.  Fees of Special Counsel                          17
    3.4.  Treatment and Application of Payments            18

4. REPRESENTATIONS AND WARRANTIES                          18
    4.1.  Subsidiaries; Capitalization                     18
    4.2.  Existence and Power                              19
    4.3.  Authority                                        19
    4.4.  Binding Agreement                                19
    4.5.  Litigation                                       19
    4.6.  Required Consents                                20
    4.7.  No Conflicting Agreements                        20
    4.8.  Compliance with Applicable Laws                  20
    4.9.  Taxes                                            20
    4.10. Governmental Regulations                         21
    4.11. Federal Reserve Regulations; Use of Proceeds     21
    4.12. Plans; Multiemployer Plans                       21
    4.13. Financial Statements                             22
    4.14. Property                                         22
    4.15. Franchises, Intellectual Property, Etc.          22
    4.16. Security Interests                               23
    4.17. Environmental Matters                            23
    4.18. Labor Relations                                  24
    4.19. Burdensome Obligations                           24
    4.20. No Misrepresentation                             25

5. CONDITIONS TO FIRST LOAN                                25
    5.1. Evidence of Action                                25
    5.2. This Agreement                                    25

    5.3.  Note                                             26
    5.4.  Approvals                                        26
    5.5.  Opinion of Counsel to the Borrower               26
    5.6.  Security Agreement                               26
    5.7.  Search Reports and Related Documents             26
    5.8.  Warehousing Agreement                            27
    5.9.  Cash Management Services Agreement, ACH Cash
           Concentration Service Agreement                 27
    5.10. Property, Public Liability and Other
           Insurance                                       27
    5.11. Reserved                                         27
    5.12. Fees of Special Counsel                          27
    5.13. Solvency Certificate                             27
    5.14. Business Plan                                    27
    5.15. Compliance Certificate                           28
    5.16. Greenfield Employment Agreement                  28
    5.17. Audit of Inventory                               28
    5.18. No Material Adverse Change                       28

6. CONDITIONS OF LENDING - ALL LOANS                       28
    6.1.  Compliance                                       28
    6.2.  Loan Closings                                    29
    6.3.  Borrowing Request                                29
    6.4.  Borrowing Base Certificate                       29
    6.5.  Documentation and Proceedings                    29
    6.6.  Required Acts and Conditions                     29
    6.7.  Approval of Special Counsel                      30
    6.8.  Supplemental Opinions                            30
    6.9.  Other Documents                                  30

7. AFFIRMATIVE AND FINANCIAL COVENANTS                     30
    7.1.  Financial Statements                             30
    7.2.  Certificates; Other Information                  31
    7.3.  Legal Existence                                  33
    7.4.  Taxes                                            33
    7.5.  Insurance                                        33
    7.6.  Payment of Indebtedness and Performance of
           Obligations                                     35
    7.7.  Condition of Property                            35
    7.8.  Observance of Legal Requirements                 35
    7.9.  Inspection of Property; Books and Records;
           Discussions                                     36
    7.10. Licenses, Intellectual Property                  36
    7.11. Assignment of Trademark                          36
    7.12. Minimum Consolidated Tangible Net Worth          37
    7.13. Current Ratio                                    37
    7.14. Interest Coverage Ratio                          37
    7.15. Maintenance of Certain Agreements                37





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8. NEGATIVE COVENANTS                                      38
    8.1.  Indebtedness                                     38
    8.2.  Liens                                            38
    8.3.  Merger, Consolidation and Certain Dispositions
           of Property                                     39
    8.4.  Contingent Obligations                           39
    8.5.  Dividends and Purchase of Stock                  39
    8.6.  Investments, Loans, Etc.                         39
    8.7.  Business and Name Changes                        40
    8.8.  Sale of Property                                 41
    8.9.  Subsidiaries                                     41
    8.10. Certificate of Incorporation and By-laws         41
    8.11. ERISA                                            41
    8.12. Prepayments of Indebtedness                      41
    8.13. Sale and Leaseback                               41
    8.14. Fiscal Year                                      41
    8.15. Amendments, Etc. of Certain Agreements           42
    8.16. Transactions with Affiliates                     42
    8.17. Maintenance of Cash and Cash Equivalents         42

9. DEFAULT                                                 42
    9.1.  Events of Default                                42

10. OTHER PROVISIONS                                       46
   10.1.  Amendments and Waivers                           46
   10.2.  Notices                                          46
   10.3.  No Waiver; Cumulative Remedies                   47
   10.4.  Survival of Representations and Warranties       47
   10.5.  Payment of Expenses and Taxes                    48
   10.6.  Successors and Assigns                           49
   10.7.  Counterparts                                     50
   10.8.  Set-off                                          50
   10.9.  Indemnity                                        51
   10.10. Governing Law                                    52
   10.11. Headings Descriptive                             52
   10.12. Severability                                     52
   10.13. Integration                                      52
   10.14. Consent to Jurisdiction                          52
   10.15. Service of Process                               53
   10.16. No Limitation on Service or Suit                 53
   10.17. WAIVER OF TRIAL BY JURY                          53
   10.18. Concerning Inventory Owned by Subsidiaries       53


EXHIBITS
Exhibit A     Form of Note
Exhibit B     Form of Borrowing Request
Exhibit C     Form of Compliance Certificate
Exhibit D     Form of Opinion of Counsel to the Borrower








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Exhibit E    Form of Security Agreement
Exhibit F    Form of Borrowing Base Certificate
Exhibit G    Form of Solvency Certificate


SCHEDULES

Schedule 4.1 List of Subsidiaries
Schedule 8.1 List of Existing Indebtedness
Schedule 8.2 List of Existing Liens
Schedule 8.4 List of Existing Contingent Obligations
Schedule 8.6 List of Existing Investments








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     CREDIT AGREEMENT, dated as of August 31, 1993, by and be-
tween JENNIFER CONVERTIBLES, INC., a Delaware corporation (the
"Borrower")  and  IBJ  SCHRODER  BANK  &  TRUST  COMPANY  (the
"Bank").


1.   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

     1.1. Definitions

          As used in this Agreement, terms defined in the pre-amble have the meanings indicated therein, and the following terms have the following meanings:

          "Accountants":   BDO   Seidman   (or  any  successor
thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and in all respects reasonably satisfactory to the Bank.

          "ACM Cash Concentration Service Agreement": the ACH Cash Concentration Service Agreement, dated as of August 31, 1993, by and between the Borrower and the Bank, as the same may be amended, supplemented or otherwise modified from time to time.

          "Advisory Fee": as defined in Section 3.2.


          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For pur-poses of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the secu-rities having ordinary voting power for the election of direc-tors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by con-tract or otherwise.

          "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time.

          "Alternate Base Rate": at any date of determination, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or
(ii) the Prime Rate in effect on such date.

          "Authorized Signatory": in respect of any Person that is a corporation, the president, any vice president or the chief financial officer of such Person (or such other of-ficer as shall be acceptable to the Bank).

         "Borrowing Base": at any date of determination, an amount equal to 50% of Eligible Inventory.

          "Borrowing Base Certificate": a certificate of the Borrower in the form of Exhibit F.

          "Borrowing Date": any Business Day specified in a Borrowing Request as a date on which the Borrower intends to borrow Loans under this Agreement.

          "Borrowing Request": a request for Loans in the form of Exhibit B.

          "Business Day": any day other than a Saturday, Sun-day or other day on which commercial banks located in New York
City are authorized or required by law or other governmental action to close or remain closed.

          "Capital Leases": leases which have been, or under GAAP are required to be, capitalized.

          "Cash Management Services Agreement": the Cash Man-agement Services Agreement, dated as of August 31, 1993, by and between the Borrower and the Bank, as the same may be amended, supplemented or otherwise modified from time to time

          "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, and the rules and regu-lations issued thereunder, as from time to time in effect.

          "Collateral": the collateral under and as defined in the Security Agreement.

          "Commitment": the Bank's undertaking during the Com-mitment Period to make Loans to the Borrower, subject to the terms and conditions hereof, in an aggregate outstanding prin-cipal amount not exceeding the Commitment Amount.

          "Commitment Amount": at any date of determination, $2,000,000 or such lesser amount, as such amount may be re-duced under Section 2.4.

          "Commitment Fee": as defined in Section 3.1.

          "Commitment Period": the period from, and including, the Effective Date through, and including, the Expiration
Date.

          "Compliance  Certificate": a certificate of the Vice
President-Finance and Treasurer of the Borrower (or such other officer as shall be acceptable to the Bank) in the form of Exhibit C.

          "Consolidated": the Borrower and its Subsidiaries which are consolidated for financial reporting purposes.

          "Consolidated Cash Interest Expense": for any pe-riod, interest expense of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP (adjusted to give effect to all interest rate swap, cap or other interest rate hedging arrangements and fees and expenses paid in connection with the same, all as determined in ac-cordance with GAAP) to the extent paid or payable in cash dur-ing such period.

          "Consolidated Current Assets": at any date of de-termination, current assets of the Borrower and its Subsidiar-ies determined on a Consolidated basis in accordance with GAAP.

          "Consolidated Current Liabilities": at any date of determination, current liabilities of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP, including the current portion of long-term Indebt-edness and excluding Indebtedness in respect of the Loans.

          "Consolidated EBIT": for any period, Consolidated Net Income (or loss) for such period plus the sum of, without duplication, (i) Taxes paid by the Borrower and its Subsidiar-ies during such period and (ii) Consolidated Cash Interest Expense, all to the extent deducted in determining such Con-solidated Net Income (or loss) for such period.

          "Consolidated Net Income": net income of the Bor-rower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

          "Consolidated Tangible Net Worth": at any date of determination, the sum of all amounts which would be included as shareholders' equity on a Consolidated balance sheet of the Borrower prepared in accordance with GAAP as at such date, less all assets that would be classified as intangible assets on a Consolidated balance sheet of the Borrower prepared in accordance with GAAP, including, without limitation, unamor-tized debt discount and expense, unamortized organization and reorganization expense, patents, trade or servicemarks, fran-chises, trade names and goodwill.

          "Contingent Obligation": as to any Person, any obli-gation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary ob-ligor") in any manner, whether directly or indirectly, and whether arising from partnership or keep-well agreements, in-cluding, without limitation, any obligation of such Person, whether contingent (a) to purchase such primary obligation or any Property constituting direct or indirect security there-for, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain net worth, solvency or other financial statement condition of the primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure, protect from loss or hold harmless the beneficiary of such primary obligation in respect thereof; provided, however, that the term Contingent Obligation shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The term Contingent Obligation shall also include the li-ability of a general partner in respect of the liabilities of the partnership in which it is a general partner. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obliga-tion is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as deter-mined by such Person in good faith.

          "Current Ratio": at any date of determination, the ratio of Consolidated Current Assets to Consolidated Current
Liabilities on such date.

          "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or both, or any other condition, would, unless cured or waived, become an Event of Default.

          "Dollars" and "$": lawful  currency  of  the  United
States of America.

          "Effective Date": August 31, 1993.

          "Eligible Inventory": at any date of determination, inventory consisting of first quality, currently finished products held for sale to customers in the ordinary course of business, valued at the lower of cost or market value, deter-mined on a first-in, first-out basis, as to which the follow-ing requirements have been fulfilled in all respects to the satisfaction of the Bank: (i) such inventory is owned by the Borrower, (ii) such inventory conforms to the representations and warranties contained herein and in the Security Agreement,
(iii) such inventory is subject to a fully perfected first priority security interest in favor of the Bank pursuant to the Security Agreement, (iv) such inventory does not consist of Special Order Goods and (v) such inventory is not slow-moving, obsolete, used, damaged or otherwise unmerchant-able; provided, however, that the Bank may, in its sole dis-cretion, exclude from "Eligible Inventory" all or a portion of any such inventory which otherwise satisfies the requirements set forth in (i) through (v) above.

          "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Li-ability Act, as amended, 42 USCA ss.9601 et seq.; (ii) the Re-source Conservation and Recovery Act of 1976, as amended, 42 USCA ss.6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA ss.2601 et seq.; (iv) the Water Pollution Con-trol Act, as amended, 33 USCA ss.1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA ss.7401 et seq.; (vi) the Hazardous Material Transportation Act, as amended, 49 USCA ss.1801 et seq. and (viii) all rules, regulations, judgments, decrees, injunc-tions and restrictions thereunder and any analogous state law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regu-lations issued thereunder, as from time to time in effect.

          "ERISA Affiliate": any Person which is a member of any group of organizations (i) described in Section 414(b) or
(c) of the Code of which the Borrower or any of its Subsidiar-ies is a member, or (ii) solely for purposes of potential li-
ability  under  Section  302 (c) (11)  of  ERISA   and   Section
412(c) (11) of the Code and the Lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in
Section 414(m) or (o) of the Code of which the Borrower or any of its Subsidiaries is a member.

          "ERISA Liabilities": without duplication, the ag-gregate of all unfunded vested benefits under all Plans and all potential withdrawal liabilities under all Multiemployer
Plans.

          "Event  of  Default": any of the events specified in
Section 9, provided that any requirement for the giving of no-tice, the lapse of time, or both, or any other condition has been satisfied.

          "Expiration Date": the day immediately preceding the Maturity Date.

          "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Busi-ness Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Bank as determined by the Bank.

          "Financial Statements": as defined in Section 4.13.

          "GAAP": generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Accounting Principles Board and the American Institute of Cer-tified Public Accountants and the opinions, statements and pronouncements of the Financial Accounting Standards Board or in such other opinion, statement or pronouncement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circum-stances as of the date of determination, consistently applied.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

          "Greenfield": Harley J. Greenfield, an individual.

          "Greenfield Employment Agreement": Employment Agree-ment, dated as of April 6, 1992, by and between Greenfield and the Borrower, as the same may be amended, supplemented or oth-erwise modified from time to time.

          "Hazardous Substance": any hazardous or toxic sub-stance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous ma-terial," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

          "Highest Lawful Rate": the maximum rate of interest, if any, that at any time or from time to time may be con-tracted for, taken, charged or received on the Note or which may be owing to the Bank pursuant to this Agreement under the laws applicable to the Bank and this transaction.

          "Indebtedness": as to any Person, at any date of determination, all items which constitute, without duplica-tion, (a) indebtedness for borrowed money or the deferred pur-chase price of Property (other than trade payables incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obli-gations with respect to any conditional sale or title reten-tion agreement, (d) indebtedness arising under acceptance fa-cilities and the amount available to be drawn under all let-ters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (e) all liabilities se-cured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (f) obliga-tions under Capital Leases, (g) Contingent Obligations and (h) ERISA Liabilities.

          "Indemnified  Liabilities":  as  defined  in Section
10.5.

          "Indemnified Person": as defined in Section 10.9.

          "Intellectual Property": all copyrights, trademarks, patents, trade names, trade styles, service names and like
Property.

          "Interest Coverage Ratio": at any date of determina-tion, the ratio of Consolidated EBIT for the immediately pre-ceding four fiscal quarters to Consolidated Cash Interest Ex-pense for such period.

          "Interest Payment Date": in respect of any Loan, the last day of each month commencing on the first of such days to occur after such Loan is made.

          "Investments": as defined in Section 8.6.

          "Inwood Development": Inwood  Development Corp., a
New York corporation.

          "Inwood Warehouse": the warehouse owned by the Ware-house Partnership located at Rogers Avenue, Inwood, New York
(Nassau County).

          "Jennifer Guaranty": the Guaranty, dated as of Au-gust 31, 1993, made by the Borrower to the Bank pursuant to the Warehousing Loan Agreement.

          "Jennifer Outlet Store": any retail outlet store which operates under the Trademark.

          "Jennifer Warehousing": Jennifer Warehousing, Inc., a New York corporation.

          "JCI Development": JCI Development Corp., a New York corporation.

          "Lien": any mortgage, pledge, hypothecation, assign-ment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security interest of any kind or nature whatsoever, including, without limitation, any con-ditional sale or other title retention agreement and any capi-tal or financing lease having substantially the same economic effect as any of the foregoing.

          "Loan" and "Loans": as defined in Section 2.1.

          "Loan Documents": collectively, this Agreement, the Note, the Security Agreeent, the Cash Management Services
Agreement and the ACM Cash Concentration Service Agreement.

          "Love": Fred J. Love, an individual.

         "Margin Stock": any "margin stock", as said term is defined in Regulation U of the Board of Governors of the Fed-eral Reserve System, as the same may be amended from time to time.

          "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business, pros-pects or Property of (x) the Borrower, or (y) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Bank to enforce the Loan Docu-ments.

          "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business, pros-pects or Property of (x) the Borrower or (y) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Bank to enforce the Loan Docu-ments.

          "Maturity Date": August 30, 1996, or such earlier date on which the Note shall become due and payable, whether by acceleration or otherwise.

          "Multiemployer Plan": a plan defined as such in Sec-tion 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Note": as defined in Section 2.2.

          "Permitted  Liens":  Liens  permitted to exist under
Section 8.2.

          "Person": an individual, a partnership, a corpora-tion, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental
Authority or any other entity of whatever nature.

          "Plan": any employee benefit or other plan estab-lished or maintained by the Borrower or any ERISA Affiliate and which is covered by or subject to the minimum funding standards of Title IV of ERISA, other than a Multiemployer Plan.
          "Pledged Collateral": the Pledged Collateral under and as defined in the Security Agreement.

          "Prime Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by the Bank from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

          "Property": in respect of any Person, all types of real, personal, tangible, intangible or mixed property, in-cluding, without limitation, Intellectual Property, owned or leased by such Person.

          "Real Property": real Property owned or leased by the Borrower or any of its Subsidiaries.

          "Security Agreement": the Security Agreement, made by the Borrower in favor of the Bank, in the form of Exhibit
E, as the same may be amended, supplemented or otherwise modi-fied from time to time.

          "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

          "Seidner": Edward B. Seidner, an individual.

          "Solvency  Certificate":  a  certificate of the Vice
President-Finance and Treasurer of the Borrower (or such other officer as shall be acceptable to the Bank) in the form of Exhibit G.

          "Secial Counsel": Emmet, Marvin & Martin.


          "Special Order Goods": sofabeds, sofabed loveseat combinations and related articles purchased specifically to fill special orders by customers of the Borrower.

          "Stock": any and all shares, rights, interests, par-ticipations, warrants or other equivalents (however desig-nated) of corporate stock, including, without limitation, so-called "phantom stock".

          "Subsidiary": as to any Person, any corporation, association, partnership, joint venture or other business en-tity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corpora-tion, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency or (ii) in respect of an association, partnership, joint venture or other business en-tity, is entitled to share in more than 50% of the profits and losses, however determined.

          "Taxes": any present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, de-ductions, withholdings, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or as-sessed by any Governmental Authority.

          "Trademark":  the  trademark,   "Jennifer   Convert-
ibles"(TM), together with all right, title and interest therein and thereto, and all applications, registrations and record-ings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof and all reissues, exten-sions or renewals thereof and all licenses thereof.

          "Warehouse  Partnership": Inwood Development and JCI
Development, as tenants-in-common.

          "Warehousing Agreement": the Warehousing Agreement, dated as of November 3, 1986, by and between the Borrower and Jennifer Warehousing, as the same may be amended, supplemented or otherwise modified from time to time.

          "Warehousing Loan Agreement": the Term Loan Agree-ment, dated as of August 31, 1993, by and between Jennifer
Warehousing and the Bank, as the same may be amended, supple-mented or otherwise modified from time to time.

     1.2. Princiles of Construction.

          (a) All terms defined in this Agreement shall have the meanings given to such terms herein when used in the Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise de-fined therein.

          (b) As used in the Loan Documents and in any cer-tificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and ac-counting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and ex-hibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise ex-pressly provided therein.

          (d)  The word "or" shall not be exclusive; the words
"may not" are prohibitive and not permissive.

          (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plu-ral include the singular.

          (f) Unless specifically provided in a Loan Document to the contrary, references to time shall refer to New York
City time.


2. AMOUNT AND TERMS OF LOANS.

     2.1. Loans.

          Subject to the terms and conditions hereof, the Bank agrees to make revolving credit loans (each a "Loan" and, col-lectively, the "Loans") to the Borrower from time to time dur-ing the Commitment Period, in an aggregate principal amount at any one time outstanding not to exceed the lesser of the Com-mitment Amount and the Borrowing Base then in effect. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Commitment, all in ac-cordance with the terms and conditions of this Agreement.

     2.2. Note.

          The Loans made by the Bank shall be evidenced by a promissory note of the Borrower, in the form of Exhibit A, with appropriate insertions therein as to date and principal amount (as indorsed, amended, supplemented or otherwise modi-fied from time to time, the "Note"), payable to the order of the Bank and representing the obligation of the Borrower to pay the lesser of (a) the Commitment Amount as of the Effec-tive Date and (b) the aggregate unpaid principal balance of the Loans, with interest thereon as prescribed in Section 2.6. The Note shall (i) be dated the first Borrowing Date, (ii) be stated to mature on the Maturity Date and (iii) bear interest from the date thereof on the unpaid principal balance thereof payable on the dates and at the applicable intrest rate or rates per annum determined as provided in Section 2.6. The Bank is hereby authorized to record and, prior to any transfer of the Note, shall indorse (i) the date and amount of each Loan and (ii) each payment and prepayment of the principal thereof on the schedule (and any continuation thereof) annexed to and constituting a part of the Note. No failure to so record or indorse or any error in so recording or indorsing shall affect the obligation of the Borrower to make payment when due of any amount owing under the Loan Documents.

     2.3. Procedure for Borrowing.

          (a) The Borrower may borrow under the Commitment on any Business Day during the Commitment Period, provided, how-ever, that the Borrower shall notify the Bank (by telephone or telecopy) no later than 11:00 A.M., one Business Day prior to the requested Borrowing Date, specifying (A) the amount to be borrowed and (B) the requested Borrowing Date. Each such no-tice shall be irrevocable and confirmed immediately by de-livery to the Bank of a Borrowing Request duly executed by an Authorized Signatory of the Borrower. Each borrowing shall be in an aggregate principal amount equal to $100,000 or such amount plus a whole multiple of $25,000 in excess thereof, or, if less, the unused amount of the Commitment then in effect. Subject to the satisfaction of the terms and conditions of this Agreement as determined by the Bank, the amount of each such borrowing will be made available to the Borrower on the applicable Borrowing Date either by crediting the general de-posit account of the Borrower maintained with the Bank or by wiring such amount as instructed by the Borrower in writing.

     2.4. Termination or Reduction of Commitment.

          (a) Voluntary Reductions. The Borrower shall have the right, upon at least three Business Days' prior written notice to the Bank, at any time to terminate the Commitment or from time to time to permanently reduce the Commitment Amount then in effect, provided, however, that any such reduction shall be in the amount of $100,000 or such amount plus a whole multiple of $25,000 in excess thereof.

          (b) In General. Simultaneously with each reduction of the Commitment Amount under this Section, the Borrower shall pay the Commitment Fee accrued on the amount by which the Commitment has been reduced and prepay the Loans by the amount, if any, by which the aggregate unpaid principal bal-ance of the Loans exceeds the amount of the Commitment as so reduced.

     2.5. Prenayments of the Loans.

          (a) Voluntary Prepayments. The Borrower may, at its option, prepay the Loans, in whole or in part, without premium or penalty, at any time and from time to time by notifying the

Bank in writing at least two Business Days prior to the pro-posed prepayment date, specifying the amount to be prepaid and the date of prepayment. Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount so prepaid. Partial pre-payments of the Loans shall be in an aggregate principal amount of $100,000 or such amount plus a whole multiple of $25,000 in excess thereof, or, if less, the outstanding prin-cipal balance of the Loans.

          (b) Mandatory Borrowing Base Prepayment of the Loans. If on any day prior to the Maturity Date the aggregate unpaid principal balance of the Loans shall exceed the Borrow-ing Base, the Borrower shall, within one Business Day of such day, prepay the Loans by an amount equal to such excess. Un-til such excess has been prepaid the Borrower shall not be entitled to borrow additional Loans.

          (c) Mandatory Annual Clean-up of the Loans. The Borrower shall fully repay and/or maintain a zero balance on the Note for a period of at least 45 consecutive days during each fiscal year of the Borrower in the Commitment Period.

     2.6. Interest Rate and Payment Dates.

          (a) Prior to Maturity. Except as otherwise provided in Section 2.6(b), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the Alternate Base Rate plus 1%.

          (b) Event of Default. After the occurrence and dur-ing the continuance of any Event of Default, the outstanding principal balance of the Loans and any overdue interest or other amount payable under the Loan Documents shall bear in-terest at a rate per annum equal to the Alternate Base Rate plus 3%. All such interest shall be payable on demand.

          (c) General. Interest on the Loans shall be calcu-lated on the basis of a 360-day year for the actual number of days elapsed, including the first day but excluding the last. Except as otherwise provided in Section 2.6(b), interest shall be payable in arrears in each Interest Payment Date and upon
payment (including prepayment) of the Loans.   Any  change  in
the interest rate on the Loans resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change shall become ef-fective. The Bank shall, as soon as practicable, notify the Borrower of such effective date and the amount of each such change in the Alternate Base Rate, but any failure to so no-tify shall not in any manner affect the obligation of the Bor-rower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate by the Bank shall be conclusive and binding on the Borrower absent manifest error. At no time shall the interest rate payable on the Loans, together with the Commitment Fee, the Advisory Fee and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If interest payable to the Bank on any date would exceed the maximum amount per-mitted by the Highest Lawful Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the Loans. The Borrower acknowledges that to the extent interest payable on the Loans is based on the Prime Rate, such rate is only one of the bases for computing interest on loans made by the Bank, and by basing interest payable on the Loans on the Prime Rate, the Bank has not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Bank may now or in the future make loans to other borrowers.

      2.7. Taxes; Net Pavments.

           All payments made by the Borrower under the Loan Documents shall be made free and clear of, and without reduc-tion for or on account of, any Taxes required by law to be withheld from any amounts payable under the Loan Documents. In the event that the Borrower is prohibited by law from mak-ing payments under the Loan Documents free of any such reduc-tion or withholding, the Borrower shall pay such additional amounts to the Bank as may be necessary in order that the ac-tual amounts received by the Bank in respect of interest and any other amounts payable under the Loan Documents after such reduction or withholding (and after payment of any additional Taxes or other charges due as a consequence of the payment of such additional amounts) shall equal the amount which would have been received if such reduction or withholding were not required. If the Borrower shall make any payments under this Section or shall make any such reduction or withholding, the Borrower shall forthwith forward to the Bank original or cer-tified copies of official receipts or other evidence accept-able to the Bank establishing such payment.

    2.8. Use of Proceeds.

          The proceeds of the Loans shall be used exclusively to purchase inventory consisting of first quality current fin-ished products to be held for sale by the Borrower to custom-ers in the ordinary course of its business. All Loans and the use to which the proceeds thereof are put shall conform with the provisions of Section 4.11.

     2.9. Capital Adequacy.

          If (i) the enactment or promulgation of, or any change or phasing in of, any United States or foreign law or regulation or in the interpretation thereof by any Governmen-tal Authority charged with the administration thereof, (ii) compliance with any directive or guideline from any central bank or United States or foreign Governmental Authority
(whether having the force of law) promulgated or made after the date hereof, or (iii) compliance with the Risk-Based Capi-tal Guidelines of the Board of Governors of the Federal Re-serve System as set forth in 12 CFR Parts 208 and 225, or of the Comptroller of the Currency, Department of the Treasury, as set forth in 12 CFR Part 3, or similar legislation, rules, guidelines, directives or regulations under any applicable United States or foreign Governmental Authority affects or would affect the amount of capital required to be maintained by the Bank (or any lending office of the Bank) or any corpo-ration directly or indirectly owning or controlling the Bank or imposes any restriction on or otherwise adversely affects the Bank (or any lending office of the Bank) or any corpora-tion directly or indirectly owning or controlling the Bank and the Bank shall have determined that such enactment, promulga-tion, change or phasing in or compliance has the effect of reducing the rate of return on the Bank's or such corporation's capital or the asset value to the Bank or such corporation of any Loan as a consequence, directly or indi-rectly, of its obligations to make and maintain the funding of the Loans at a level below that which the Bank or such corpo-ration could have achieved but for such enactment, promulga-tion, change or phasing in or compliance (after taking into account the Bank's or such corporation's policies regarding capital adequacy) by an amount deemed by the Bank to be mate-rial, then, upon demand by the Bank, the Borrower shall promptly pay to the Bank such additional amount or amounts as shall be sufficient to compensate the Bank or such corporation for such reduction in such rate of return or asset value. A certificate in reasonable detail as to such amounts submitted to the Borrower setting forth the determination of such amount or amounts that will compensate the Bank or such corporation for such reductions shall be presumed correct absent manifest error.

     2.10. Bank's Records.

          The Bank's records with respect to the Loans, the interest rates applicable thereto, each payment by the Bor-rower of principal and interest on the Loans and fees, ex-penses and any other amounts due and payable in connection with the Loan Documents shall be presumed correct absent mani-fest error as to the amount of the Loans and as to the amount of principal and interest paid by the Borrower in respect of such Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrower under the Loan Documents.


3.   FEES; PAYMENTS

     3.1. Commitment Fee.

          The Borrower agrees to pay to the Bank a fee (the "Commitment Fee"), during the Commitment Period, equal to 1/2 of 1% per annum on the average daily excess of (a) the Commitment Amount over (b) the aggregate outstanding principal balance of the Loans, provided, however, that no Commitment Fee shall accrue with respect to any period during which the Borrower may not borrow Loans under Section 2.5(c). The Commitment Fee shall be payable monthly in arrears on the last day of each month, commencing on the first such day to occur following the
Effective Date, and on the Expiration  Date.   The  Commitment
Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     3.2. Advisorv Fee.

          The Borrower agrees to pay to the Bank  a  fee  (the
"Advisory Fee"), payable on the Effective Date, equal to $20,000.

     3.3. Fees of Special Counsel.

          The Borrower agrees to pay on the Effective Date the fees and expenses of Special Counsel billed through a date on or before the Effective Date, in connection with the negotia-tion and closing of this Agreement. In addition, the Borrower agrees to pay to Special Counsel any additional fees and ex-penses incurred subsequent to the bill referred to in the first sentence hereof, such payment to be made within a rea-sonable time after the presentation of a bill therefor.

     3.4. Treatment and Application of Payments.

          Each payment, including each prepayment, of princi-pal and interest on the Loans and of the Commitment Fee shall be made by the Borrower to the Bank at its office set forth in
Section 10.2 in funds immediately available to the Bank at such office by 12:00 noon on the due date for such payment. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 12:00 noon on such due date shall be deemed to have been made on the next Business Day for the purpose of calcu-lating interest on amounts outstanding on the Loans. If any payment hereunder or under the Note shall be due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day and (except with respect to payments in respect of the Commitment Fee) interest shall be payable at the applicable rate specified herein dur-ing such extension.


4.   REPRESENTATIONS AND WARRANTIES

     In order to induce the Bank to enter into this Agreement and to make the Loans, the Borrower makes the following repre-sentations and warranties to the Bank:

     4.1. Subsidiaries; Capitalization.

          The  Borrower has only the Subsidiaries set forth on
Schedule 4.1. Each such Subsidiary is wholly-owned by the Borrower except as indicated thereon. The shares of each corporate Subsidiary of the Borrower are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens. The interest of the Borrower in each of its non-corporate Subsidiaries is owned free and clear of any Liens. No Subsidiary of the Borrower has issued any securities convertible into Stock (or other equity interest) of such Subsidiary and there are no outstanding options or warrants to purchase Stock (or other equity interest) of such Subsidiary of any class or kind, and there are no agreements or understandings with respect thereto or affecting in any manner the sale, pledge, assignment or other disposition thereof, including, without limitation, any right of first refusal, option, redemption, voting trust, call or other rights with respect thereto, whether similar or dissimilar to any of the foregoing.

          4.2. Existence and Power.

               Each of the Borrower and its Subsidiaries is duly organized or formed and validly existing in good standing un-der the laws of the jurisdiction of its incorporation or for-mation, has all requisite power and authority to own its Prop-erty and to carry on its business as now conducted, and each is in good standing and authorized to do business in each ju-risdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify could not rea-sonably be expected to have a Material Adverse Effect.

          4.3. Authority.

               The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents and to make the borrowings contemplated hereby and by the Note, to execute, deliver and carry out the terms of the Note and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action and are in full compliance with its certificate of incorporation and by-laws.

          4.4. Binding Agreement.

               Each of the Loan Documents (other than the Note), the Greenfield Employment Agreement and the Warehousing Agree-ment constitutes, and the Note, when issued and delivered pur-suant hereto for value received, will constitute, the valid and legally binding obligations of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorgani-zation or other similar laws affecting the enforcement of creditors' rights generally.

          4.5. Litigation.

               Except as set forth in the Form 10-K filed by the Borrower with the SEC with respect to its fiscal year ended August 31, 1992, and the Form 10-Q filed by the Borrower with the SEC with respect to its fiscal quarter ended May 31, 1993, there are no actions, suits, arbitration proceedings or claims (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Bor-rower, threatened against the Borrower or any of its Subsid-iaries, or maintained by the Borrower or any of its Subsidiar-ies, at law or in equity, before any Governmental Authority which: (i) if adversely determined, could reasonably be ex-pected to have a Material Adverse Effect or (ii) call into question the validity or enforceability of  any  of  the  Loan
Documents.

     4.6. Required Consents.

          No consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmen-tal Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents or is required as a condi-tion to the validity or enforceability of the Loan Documents.

     4.7. No Conflicting Agreements.

          Neither the Borrower nor any of its Subsidiaries is in default under any mortgage, indenture, contract or agree-ment to which it is a party or by which it or any of its Prop-erty is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such mortgage, indenture, contract or agreement.

     4.8. Compliance with Applicable Laws.

          Neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunc-tion, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Ad-verse Effect. Each of the Borrower and its Subsidiaries is complying in all material respects with all applicable sta-tutes, regulations, rules and orders of all Governmental Au-thorities, including, without limitation, Environmental Laws and ERISA, a violation of which could reasonably be expected to have a Material Adverse Effect.

     4.9. Taxes.

          Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being con-tested as required under Section 7.4) which would be material to the Borrower or any of its Subsidiaries, and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of the Borrower and each of its Sub-sidiaries with respect to all federal, state, local and other taxes are, to the best knowledge of the Borrower, adequate for the payment of all such taxes, and the Borrower knows of no unpaid assessment which is due and payable against it or any of its Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, ex-cept such thereof as are being contested as required under
Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP. The federal income tax returns of the Borrower and each of its Subsidiaries consolidated in such returns have been examined by and settled with the Inter-nal Revenue Service or the statute of limitations with respect thereto have run, for all years through, and including, August 31, 1989.

     4.10. Governmental Regulations.

          Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act or the Invest-ment Company Act of 1940, as amended, and neither the Borrower nor any of its Subsidiaries is subject to any statute or regu-lation which prohibits or restricts the incurrence of Indebt-edness under the Loan Documents, including, without limita-tion, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     4.11. Federal Reserve Regulations; Use of Proceeds.

          Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations G, T, U or X of the Board of Governors of the Fed-eral Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the pur-pose of purchasing or carrying Margin Stock.

     4.12. Plans; Multiemployer Plans.

          Neither the Borrower nor any of its ERISA Affiliates maintains or makes contributions to any Plan or Multiemployer
Plan.

     4.13. Financial Statements.

          The Borrower has heretofore delivered to the Bank copies of its Form 10-K for the fiscal year of the Borrower ended August 31, 1992, containing the audited Consolidated Balance Sheet of the Borrower and its Subsidiaries as of Au-gust 31, 1992 and August 31, 1991, and the related Consoli-dated Statements of Operations, Cash Flows and Shareholders' Equity for the periods then ended and, in addition, for the period ended August 31, 1990, and its Form 10-Q for the fiscal quarter ending May 31, 1993, containing the unaudited Consoli-dated Balance Sheet of the Borower and its Subsidiaries for such fiscal quarter, together with the related Statements of Operations, Cash Flows and Shareholders' Equity for the fiscal quarter then ended (with the related notes and schedules, the "Financial Statements"). The Financial Statements fairly pre-sent the Consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been pre-pared in conformity with GAAP. Except as reflected in the Financial Statements or in the footnotes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, un-matured or otherwise) which, in accordance with GAAP, should have been shown in the Financial Statements and was not. Since August 31, 1992, each of the Borrower and its Subsidiar-ies has conducted its business only in the ordinary course and there has been no Material Adverse Change.

     4.14. Property.

          Each of the Borrower and its Subsidiaries has good and marketable title to all of its Property, title to which is material to it, subject to no Liens, except Liens in favor of the Bank pursuant to the Security Agreement and Permitted Liens.

     4.15. Franchises, Intellectual Property. Etc.

          Each of the Borrower and its Subsidiaries possesses or has the right to use all franchises, Intellectual Property, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Borrower, after notice or the lapse of time, or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, Intellectual Property, license or other right and which revocation or termination could reasonably be expected to have a Material Adverse Effect.

     4.16. Security Interests.

          Upon fulfillment of the conditions set forth in Sec-tion 5.7, and subject to the filing of appropriate UCC-1 Fi-nancing Statements at the filing offices described in Section
5.7 with respect to the Collateral (other than the Pledged Collateral) and the continuing possession by the Bank of the Pledged Collateral, the security interests granted under the Security Agreement will constitute valid, binding and continu-ing duly perfected first priority Liens in favor of the Bank in and to the Collateral.

     4.17. Environmental Matters.

          (a) Each of the Borrower and its Subsidiaries is in compliance in all material respects with the requirements of all applicable Environmenal Laws.

          (b) No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in violation of any Envi-ronmental Laws, which violation could reasonably be expected to have a Material Adverse Effect; no Hazardous Substances have been discharged into subsurface waters under any Real Property in violation of any Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect; no Hazardous Substances have been discharged from any Real Property on or into property or waters (including subsurface waters) adjacent to any Real Property in violation of any Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect; and there are not now, nor ever have been, on any Real Property, any underground or above ground storage tanks in violation of any Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect.

          (c) Neither the Borrower nor any of its Subsidiar-ies (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources. damages, property damages, personal injuries
or   penalties)   arising  in    connection   with:   (x)  any
non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Haz-ardous Substance on any Real Property (or any real Property previously owned or leased by the Borrower or any of its Sub-sidiaries) or the release or threatened release of any Hazard-ous Substance into the environment for which the Borrower or any of its Subsidiaries is or may be liable, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any real Property previously owned or leased by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment for which the Bor-rower or any of its Subsidiaries is or may be liable, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any real Property previously owned or leased by the Bor-rower or any of its Subsidiaries) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any of its Subsidiaries is or may be li-able, or (iv) has received notice that the Borrower or any of its Subsidiaries is or may be liable to any Person under any Environmental Law.

          (d) No Real Property is located in an area identi-fied by the Secretary of Housing and Urban Development as an area having special flood hazards.

     4.18. Labor Relations.

          Neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement and, to the best knowledge of the Borrower, no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bar-gaining representative with respect to the Borrower or any of its Subsidiaries. There are no material controversies pending between the Borrower or any of its Subsidiaries and any of their respective employees, which could reasonably be expected to have a Material Adverse Effect.

     4.19. Burdensome Obligations.

          Neither the Borrower nor any of its Subsidiaries is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any corporate restriction which, in the opinion of its management, is so unusual or bur-densome, in the context of its business, as in the foreseeable future might materially and adversely affect or impair its revenue or cash flow or the ability of the Borrower to perform its obligations under the Loan Documents. The Borrower does not presently anticipate that future expenditures by the Bor-rower or any of its Subsidiaries needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to result in a Material Adverse Ef-fect.

     4.20. No Misrepresentation.

          No representation or warranty contained in any Loan Document and no certificate or report furnished or to be fur-nished by the Borrower or any of its Subsidiaries in connec-tion with the transactions contemplated hereby, contains or will contain a misstatement of material fact or, to the best knowledge of the Borrower, omits or will omit to state a mate-rial fact required to be stated in order to make the state-ments herein or therein contained not misleading in the light of the circumstances under which made.


5.   CONDITIONS TO FIRST LOAN

          In addition to the conditions precedent set forth in
Section 6, the obligation of the Bank to make a Loan on the first Borrowing Date shall be subject to the fulfillment of the following conditions precedent:

     5.1. Evidence of Action.

          The Bank shall have received from the Borrower, and be satisfied in all respects with, a certificate, dated the first Borrowing Date, of its Secretary or Assistant Secretary
(i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action taken by it to authorize the Loan Documents and the transactions contemplated thereby, (ii) at-taching a true and complete copy of its certificate of incor-poration and by-laws, (iii) setting forth the incumbency of its officer or officers who may sign the Loan Documents, in-cluding therein a signature specimen of such officer or of-ficers and (iv) attaching a certificate of good standing of the Secretary of State of the State of Delaware and of each other jurisdiction in which it is qualified to do business.

     5.2. This Agreement.

          The Bank shall have received a counterpart of this Agreement signed by a duly Authorized Signatory of the Bor-rower (or the Bank shall have received a facsimile signature page signed by a duly Authorized Signatory of the Borrower who shall have agreed to promptly provide the Bank with an origi-nally executed counterpart hereof).

     5.3. Note.

          The Bank shall have received and be in possession of the Note, duly executed by an Authorized Signatory of the Bor-rower.

     5.4. Approvals.

          The Bank shall have received, and be satisfied in all respects with, evidence that all approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents have been duly obtained and are in full force and effect.

     5.5. Opinion of Counsel to the Borrower.

          The Bank shall have received and be satisfied in all respects with an opinion of Robinson Silverman Pearce Aronsohn & Berman, counsel to the Borrower, addressed to the Bank, dated the first Borrowing Date, in the form of Exhibit D, and covering such additional matters as the Bank may reasonably request.

     5.6. Security Agreement.

          The Bank shall have received the Security Agreement, duly executed by an Authorized Signatory of the Borrower, to-gether with instruments representing the Pledged Collateral duly indorsed in blank by the Borrower.

     5.7. Search Reports and Related Documents.

          The Bank shall have received and be satisfied in all respects with (i) UCC-1 Financing Statements with respect to the Collateral (other than Pledged Collateral), to be filed in each office as the Bank shall deem necessary to cause the se-curity interests granted under the Security Agreement to con-stitute valid, binding and continuing duly perfected first priority Liens in favor of the Bank in and to such Collateral,
(ii) UCC, tax and judgment lien search reports with respect to each applicable public office where Liens are filed disclosing that there are no Liens of record in such official's office covering any Collateral or showing the Borrower as a debtor thereunder, (iii) a certificate signed by an Authorized Signa-tory of the Borrower, dated the first Borrowing Date, certify-ing that, upon the making of the first Loan there exist no

Liens on the Collateral and (iv) such other documents as the Bank shall request, including, without limitation, such agree-ments with Subsidiaries of the Borrower with respect to the Collateral.

     5.8. Warehousing Agreement.

          The Bank shall have received a copy of, and be sat-isfied in all respects with the terms of, the Warehousing Agreement duly executed by an Authorized Signatory of the Bor-rower and by an Authorized Signatory of Jennifer Warehousing.

     5.9. Cash Management Services Agreement; ACMH Cash Concen-tration Service Agreement.

          The Bank shall have received each of the Cash Man-agement Services Agreement and the ACH Cash Concentration Ser-vice Agreement, duly executed by an Authorized Signatory of the Borrower.

     5.10. Property, Public Liability and Other Insurance.

          The Bank shall have received and be satisfied in all respects with (i) a descriptive list of all insurance main-tained by the Borrower and each of its Subsidiaries and (ii) appropriate certificates of insurance evidencing that the Bor-rower and each of its Subsidiaries has obtained the insurance coverage and endorsements required by Section 7.5.

     5.11. Reserved.

     5.12. Fees of Special Counsel.

          The unpaid fees and expenses of Special Counsel which shall have accrued through the first Borrowing Date shall have been paid.

     5.13. Solvency Certificate.

          The Bank shall have received and be satisfied in all respects with a Solvency Certificate, dated the first Borrow-ing Date, duly executed by the Vice President-Finance and Treasurer of the Borrower (or such other officer as shall be acceptable to the Bank).

     5.14. Business Plan.

          The Bank shall have received and be satisfied in all respects with a business and strategic plan, including, with-out limitation, annual projections for the first three fiscal years of the Borrower following the Borrowing Date, in each case covering all segments of the Borrower's business.

     5.15. Compliance Certificate.

          The Bank shall have received and be satisfied in all respects with a Compliance Certificate, dated the first Bor-rowing Date, certified by the Vice President-Finance and Trea-surer of the Borrower (or such other officer as shall be ac-ceptable to the Bank).

     5.16. Greenfield Employment Agreement.

          The Bank shall have received a copy of, and be sat-isfied in all respects with the terms of, the Greenfield Em-ployment Agreement duly executed by Greenfield and an Autho-rized Signatory of the Borrower.

     5.17. Audit of Inventory.

          The Bank shall have received and be satisfied in all respects with an audit and valuation of the Eligible Inventory and other assets and liabilities of the Borrower, as at a date not more than 90 days prior to the first Borrowing Date.

     5.18.No Material Adverse Change.

          Since February 28, 1993, there shall have occurred no Material Adverse Change and the Bank shall have received and be satisfied in all respects with a certificate of the Vice President-Finance and Treasurer of the Borrower to such effect.


6.   CONDITIONS OF LENDING - ALL LOANS

     The obligation of the Bank to make any Loan is subject to the satisfaction of the following conditions precedent:

     6.1. Compliance.

          On each Borrowing Date and after giving effect to the Loans to be made thereon, (a) the Borrower shall be in full compliance with all of the terms, covenants and condi-tions of the Loan Documents, (b) there shall exist no Default or Event of Default, (c) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date and (d) the aggregate outstanding principal balance of the Loans shall not exceed the lesser of the Commitment Amount and the Borrowing Base then in effect. The receipt by or for the account of the Bor-rower of the proceeds of each Loan shall constitute a cer-tification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

     6.2. Loan Closings.

          All documents required by the provisions of the Loan Documents to be executed or delivered to the Bank on or before the applicable Borrowing Date shall have been duly executed and shall have been delivered to the office of the Bank set forth in Section 10.2 on or before such Borrowing Date.

     6.3. Borrowing Request.

          The Bank shall have received a Borrowing Request duly executed by an Authorized Signatory of the Borrower.

     6.4. Borrowing Base Certificate.

          The Bank shall have received a Borrowing Base Cer-tificate, dated as of the applicable Borrowing Date, certified by the Vice President-Finance and Treasurer of the Borrower (or such other officer as shall be acceptable to the Bank).

     6.5. Documentation and Proceedings.

          All corporate and legal proceedings and all docu-ments and papers in connection with the transactions contem-plated by the Loan Documents shall be satisfactory in all re-spects to the Bank, and the Bank shall have received and be satisfied in all respects with all information and copies of all documents which the Bank may reasonably have requested in connection therewith, such documents (where appropriate) to be certified by an Authorized Signatory of the Borrower or proper Governmental Authorities.

     6.6. Required Acts and Conditions.

          All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approv-als and the making of any filings, recordings or registra-tions) required to be done, performed and to have happened on or prior to the applicable Borrowing Date and which are neces-sary for the continued effectiveness of the Loan Documents, shall have been done and performed and shall have happened in due compliance with all applicable laws.

     6.7. Approval of Special Counsel.

          All legal matters in connection with the making of each Loan shall be reasonably satisfactory in all respects to Special Counsel.

     6.8. Supplemental Opinions.

          If requested by the Bank with respect to the ap-plicable Borrowing Date, there shall have been delivered to the Bank favorable supplementary opinions of counsel to the Borrower, addressed to the Bank and dated as of such Borrowing Date, covering such matters incident to the transactions con-templated herein as the Bank may reasonably request.

     6.9. Other Documents.

          The Bank shall have received and be satisfied in all respects with such other documents as the Bank shall reason-ably request.


7.   AFFIRMATIVE AND FINANCIAL COVENANTS

     The Borrower covenants and agrees that, so long as this Agreement is in effect, any Loan remains outstanding and un-paid or any other amount is owing to the Bank under any Loan
Document, the Borrower shall:

     7.1. Financial Statements.

          Maintain a standard system of accounting in ac-cordance with GAAP, and furnish or cause to be furnished to the Bank:

          (a) As soon as available but in any event within 105 days after the end of each fiscal year of the Borrower, a copy of its annual report on Form 10-K in respect of such fis-cal year, together with the financial statements required to be attached thereto, provided, however, that the Borrower is required to file such annual report with the SEC and such fil-ing is actually made.

          (b) As soon as available but in any event within 55 days after the end of the first three fiscal quarters of each fiscal year of the Borrower a copy of its quarterly report on Form 10-Q in respect of such fiscal quarter, together with the financial statements required to be attached thereto, pro-vided, however, that the Borrower is required to file such quarterly report with the SEC and such filing is actually made.

          (c) Within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Bor-rower, and within 105 days after the end of the last fiscal quarter of such fiscal year, a Compliance Certificate, dated as of the end of such fiscal quarter and certified by the Vice President-Finance and Treasurer (or such other officer as shall be acceptable to the Bank) of the Borrower.

          (d) Within 15 days after the end of each month if Loans are outstanding at such month end, a Borrowing Base Cer-tificate, dated as of the end of such month and certified by the Vice President-Finance and Treasurer of the Borrower (or such other officer as shall be acceptable to the Bank).

          (e) At the request of the Bank and at the expense of the Borrower, such on-going field examinations and audits of the Eligible Inventory, performed by a Person satisfactory to the Bank, as the Bank shall require.

          (f) Such other information as the Bank may reason-ably request from time to time including, without limitation, such annual and quarterly financial statements as the Bank customarily obtains from Borrowers having similar credit agreements with it, in the event that, at any time, the Bor-rower is not currently filing an annual Form 10-K and a quar-terly Form 10-Q with the SEC.

     7.2. Certificates: Other Information.

          Furnish to the Bank:

               (a) Prompt written notice if: (i) any Indebt-edness of the Borrower or any of its Subsidiaries is declared or shall become due and payable prior to its stated maturity, or called and not paid when due, (ii) a default shall have oc-curred under any note (other than the Note) or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Borrower or any of its Subsidiaries has the right to declare any such Indebt-edness due and payable prior to its stated maturity, (iii) the Borrower shall have decided to change the method by which it shall authorize or continue to authorize the use of the Trade-mark in the operation of each Jennifer Outlet Store not owned by it by requiring that such use be authorized pursuant to a franchising or similar agreement between it and the owner of such Jennifer Outlet Store rather than pursuant to a licensing agreement, (iv) Greenfield shall have died or become disabled or (v) there shall have occurred and be continuing a Default or an Event of Default;

               (b) Prompt written notice of: (i) any cita-tion, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could rea-sonably be expected to have a Material Adverse Effect, and in-clude with such notice a copy of such citation, summons, sub-poena, order to show cause or other document, (ii) any lapse or other termination of any material Intellectual Property, license, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Gov-ernmental Authority, (iii) any refusal by any Person or Gov-ernmental Authority to renew or extend any such material In-tellectual Property, license, permit, franchise or other au-thorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect and (iv) the termination of the business operation of any Jen-nifer Outlet Store not owned by the Borrower as a result of the change referred to in subsection (a) (iii) above;

               (c) Promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC and (ii) material news re-leases and annual reports relating to the Borrower or any of its Subsidiaries;

               (d) Prompt written notice of any order, no-tice, claim or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law;

               (e) In the event that the Bank shall have a reasonable basis for believing that Hazardous Substances may be on, at, under or around any Real Property in violation of any applicable Environmental Law, conduct and complete (at the Borrower's expense) all investigations, studies, samplings and testings relative to such Hazardous Substances as the Bank may reasonably request;

          (f) Such other information as the Bank shall rea-sonably request from time to time.

      7.3. Legal Existence.

          Maintain, and cause each of its Subsidiaries so to maintain, the corporate or partnership existence of the Bor-rower or such Subsidiary, as the case may be, in good standing in the jurisdiction of its incorporation or formation, as the case may be, and in each other jurisdiction in which the fail-ure so to do could reasonably be expected to have a Material Adverse Effect, provided that a Subsidiary need not maintain its corporate or partnership existence in the jurisdiction of its incorporation or formation if the failure so to do could not reasonably be expected to have a Material Adverse Effect.

     7.4. Taxes.

          Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes, assessments and governmental charges, license fees and levies upon, or with respect to, the Borrower or such Subsidiary, as the case may be, and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Prop-erty of the Borrower or such Subsidiary, as the case may be (other than a Permitted Lien), unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceed-ings diligently conducted by the Borrower or such Subsidiary, as the case may be, and provided that any such contested Tax, assessment, charge, license fee or levy shall not constitute, or create, a Lien on any Property of the Borrower or such Sub-sidiary, as the case may be, senior or equal to the Liens granted to the Bank by the Security Agreement on such Prop-erty, and, provided further, that the Borrower shall give the Bank prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Ac-countants in accordance with GAAP shall have been made there-for.

     7.5. Insurance.

          (a) Maintain, and cause each of its Subsidiaries so to maintain, insurance with financially sound insurance carri-ers on such of its Property or such Subsidiary's Property, as the case may be, against at least such risks, and in at least such amounts, as are usually insured against by similar busi-nesses and which, in the case of property insurance, shall be in amounts sufficient to prevent the Borrower or such Subsid-iary, as the case may be, from becoming a co-insurer, includ-ing, without limitation, public liability (bodily injury and property damage), fidelity, and workers' compensation with deductibles not exceeding $5,000 per occurrence, and file with the Bank within 10 days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certifi-cate of the Vice President-Finance and Treasurer (or such other officer as shall be acceptable to the Bank) of the Bor-rower certifying that in the opinion of such officer, such insurance complies with the obligations of the Borrower under this Section, and is in full force and effect.

          (b) Insurance Covering Collateral. At all times insure all of the tangible Collateral against all risks as are customarily insured against by companies engaged in similar businesses, and maintain at all times general public liability insurance with respect to all of the tangible Collateral against damage resulting from bodily injury, including death or damage to Property of others, all such insurance being in amounts equal to no less than that customarily carried by com-panies engaged in similar businesses, with deductibles not exceeding $5,000 per occurrence. Promptly upon request there-for, the Borrower will deliver or cause to be delivered to the Bank originals or duplicate originals of all such policies of insurance. All such insurance policies shall be endorsed to provide that, in respect of the interests of the Bank: (i) the Bank shall be an additional insured, (i) twenty days' prior written notice of any cancellation, reduction of amounts pay-able, or any changes and amendments shall be given to the Bank, and (iii) the Bank shall have the right, but not the obligation, to pay any premiums due or to acquire other such insurance upon the failure of the Borrower to pay the same or to so insure. All property insurance policies shall name the Bank as sole loss payee in respect of each claim relating to the tangible Collateral and resulting in a payment under any such insurance policy exceeding $100,000. Provided that no Default or Event of Default shall exist, the Bank agrees, promptly upon its receipt thereof, to pay over to the Borrower the proceeds of such payment to enable the Borrower to repair, restore or replace the Property subject to such claim. If a Default or Event of Default shall exist, the Bank shall (i) hold the proceeds of such payment as Collateral until such Default or Event of Default shall no longer exist and then pay over the same to the Borrower to enable the Borrower to re-pair, restore or replace or cause to be repaired, restored or replaced the Property subject to the claim which resulted in such payment or (ii) hold such proceeds as Collateral and ap-ply the same to the obligations of the Borrower under the Loan Documents in such order, in such amounts and at such times as the Bank shall decide.

          (c) Concurrent Insurance. The Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pur-suant to Section 7.5(b) unless the Bank has approved the car-rier and the form and content of the insurance policy, includ-ing, without limitation, naming the Bank as an additional in-sured and sole loss payee thereunder.

     7.6. Payment of Indebtedness and Performance of Oblia-tions.

          Pay and discharge when due, and cause each of its Subsidiaries so to pay and discharge when due, all lawful In-debtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Mate-rial Adverse Effect, or (ii) become a Lien upon Property of the Borrower or such Subsidiary, as the case may be, other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings dili-gently conducted by it or such Subsidiary, as the case may be, and that any such contested Indebtedness, obligations or claims shall not constitute, or create, a Lien on any Property of the Borrower or such Subsidiary, as the case may be, senior or equal to the Lien granted to the Bank under the Security Agreement on such Property, and further provided that the Bor-rower shall give the Bank prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.7. Condition of Property.

          At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business, as the case may be.

     7.8. Observance of Legal Requirements.

          Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, or-ders, judgments, rules, regulations, certifications, fran-chises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or such Subsidiary, as the case may be, including, without limitation, ERISA and all Environmental Laws, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it or such Subsidiary, as the case may be, provided that the Borrower shall give the Bank prompt no-tice of such contest and that such reserve or other appropri-ate provision as shall be required by the Accountants in ac-cordance with GAAP shall have been made therefor.

     7.9. Inspection of Property; Books and Records; Discus-sions.

          Keep, and cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in rela-tion to the business and activities of the Borrower or such Subsidiary, as the case may be, and permit representatives of the Bank to visit the offices of the Borrower or such Subsid-iary to inspect any of its or such Subsidiary's Property and examine and make copies or abstracts from any of its or such Subsidiary's books and records at any reasonable time and as often as may reasonably be desired, and to discuss the busi-ness, operations, prospects, licenses, Property and financial condition of the Borrower or such Subsidiary with the officers thereof and the Accountants.

     7.10. Licenses, Intellectual Property.

          Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all material licenses, franchises, Intellectual Property, permits, licenses, authori-zations and other rights as are necessary for the conduct of its or such Subsidiary's business.

     7.11.Assignment of Trademark.

          As soon as practicable but in any event within 60 days after the Effective Date, deliver to the Bank evidence in all respects reasonably satisfactory to the Bank that the Trademark shall have been duly and validly assigned to the Borrower and all necessary applications, registrations and recordings in connection therewith shall have been made, in-cluding, without limitation, any such applications, registra-tions and recordings which are required to be made in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof.

     7.12. Minimum Consolidated Tangible Net Worth.

          Maintain at all times during the periods set forth below, Consolidated Tangible Net Worth in amounts not less than the following:

            Period                      Amount

          Effective Date through
          August 31, 1993              $22,000,000

          September 1, 1993
          through August 31, 1994      $23,000,000

          September 1, 1994
          through August 31, 1995      $24,000,000

          September 1, 1995 and
          thereafter                   $25,000,000


     7.13. Current Ratio.

          Maintain at all times during the periods set forth below, a Current Ratio of not less than the ratios set forth below:

            Period                      Ratio

          Effective Date through
          August 31, 1994               3.00:1.00

          September 1, 1994
          and thereafter                3.50:1.00


     7.14. Interest Coverage Ratio.

          Maintain at all times an Interest Coverage Ratio of not less than 4.00:1.00.

     7.1.5. Maintenance of Certain Agreements.

          Maintain each of the Warehousing Agreement and the Greenfield Employment Agreement in full force and effect, provided, however, that the Borrower may enter into a new warehousing agreement with Jennifer Warehousing substantially in the form of the draft thereof dated August 31, 1993 and heretofore delivered to the Bank and (i) the Bank shall have received, and be satisfied in all respects with, a copy of such new warehousing agreement, (ii) the Borrower shall maintain such new warehousing agreement in full force and effect and (iii) unless the Warehousing Agreement shall be superceded in its entirety by such new warehousing agreement, the Borrower shall continue to maintain the Warehousing Agreement in full force and effect.


8.   NEGATIVE COVENANTS

          The Borrower covenants and agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing to the Bank under any Loan Document the Borrower shall not, directly or indirectly:

     8.1. Indebtedness.

          Create, incur, assume or suffer to exist any li-ability for Indebtedness, or permit any of its Subsidiaries so to do, except (i) Indebtedness due under the Loan Documents,
(ii) Indebtedness of the Borrower or such Subsidiary existing on the Effective Date as set forth on Schedule 8.1, but not any increases or refinancings thereof and (iii) Indebtedness consisting of Contingent Obligations permitted by Section 8.4.

     8.2. Liens.

          Create, incur, assume or suffer to exist any Lien, or permit any of its Subsidiaries so to do, upon any of its Property or such Subsidiary's Property, whether now owned or hereafter acquired, except (i) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in ac-cordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than con-tracts for the payment of money), leases, statutory obliga-tions, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements, rights of way, minor defects, ir-regularities, and other similar restrictions affecting Real Property which do not materially adversely affect the value of such Real Property or the financial condition of the Borrower or such Subsidiary, as the case may be, or impair its use for the operation of the business of the Borrower or such Subsid-iary, (v) statutory Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens in-curred in the ordinary course of business which are not delin-quent or which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees which are being contested in accordance with Section 7.8, pro-vided that enforcement of such Liens is stayed pending such contest, (vii) Liens in favor of the Bank under the Security Agreement and (viii) Liens on Property of the Borrower or such Subsidiary, as the case may be, existing on the Effective Date as set forth on Schedule 8.2, but not any increases or ref inancings in the amounts secured thereby.

     8.3. Merger.  Consolidation and Certain  Dispositions  of
Property.

          Consolidate with, be acquired by, or merge into or with any Person, or sell, lease or otherwise dispose of all or substantially all of its Property, or permit any of its Sub-sidiaries so to do, provided, however, that any such Subsid-iary which owns a Jennifer Outlet Store may dispose of all or substantially all of its Property in connection with the ter-mination of the business operation of such Jennifer Outlet Store.

     8.4. Continent Obligations.

          Assume, guarantee, indorse, contingently agree to purchase or perform, or otherwise become liable upon any Con-tingent Obligation or permit any of its Subsidiaries so to do, except (i) the Contingent Obligations of the Borrower or such Subsidiary, as the case may be, existing on the Effective Date as set forth on Schedule 8.4 and (ii) the Contingent Obliga-tions of the Borrower under the Jennifer Guaranty.

     8.5. Dividends and Purchase of Stock.

          Declare or pay any dividends payable in cash or oth-erwise or apply any of its Property to the purchase, redemp-tion or other retirement of, or set apart any sum for the pay-ment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any shares of its Stock, or permit any of its Subsidiaries so to do, except that a wholly-owned Subsidiary of the Borrower may declare and pay dividends to the Borrower.

     8.6. Investments. Loans. Etc.

          At any time, purchase or otherwise acquire, hold or invest in the Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, or permit any of its Subsidiaries so to do, (all of which are sometimes re-ferred to herein as "Investments") except:

               (a) Investments in short-term domestic and eurodollar time deposits with the Bank, or any other com-mercial bank, trust company or national banking association incorporated under the laws of the United States or any state thereof and having undivided capital, surplus and undivided profits exceeding $500,000,000;

               (b) Investments in short-term direct obliga-tions of the United States or agencies thereof whose obliga-tions are guaranteed by the United States;

               (c) Investments existing on the date hereof as set forth on Schedule 8.6;

               (d) Investments consisting of loans or ad-vances to Affiliates in an aggregate outstanding principal amount not exceeding at any time $8,000,000, provided that (i) each such loan or advance shall be on such terms and shall be secured by such collateral as shall be satisfactory to the Bank and (ii) no Default or Event of Default shall exist im-mediately before or after giving effect to each such loan or advance;

               (e) Investments in connection with the estab-lishment after the Effective Date of additional Subsidiaries pursuant to Section 8.9 in an aggregate amount not exceeding
$5,000,000; and

               (f)  normal   business   banking  accounts  and
short-term certificates of deposit and time deposits in, or issued by, federally insured institutions in amounts not ex-ceeding the limits of such insurance.

     8.7. Business and Name Chanes.

          Materially change the nature of the business of the Borrower and its Subsidiaries as conducted on the Effective
Date, or alter or modify its name, structure or status, or permit any of its Subsidiaries so to do.

     8.8. Sale of Property.

          Sell, exchange, lease, transfer or otherwise dispose of any of its Property, or permit any of its Subsidiaries so to do, except sales in the ordinary course of business.

     8.9. Subsidiaries.

          Create  or  acquire  any Subsidiary not set forth on
Schedule 4.1, or permit any of its Subsidiaries so to do, ex-cept that the Borrower or such Subsidiary, as the case may be, shall be permitted to create additional Subsidiaries provided that (i) the business of each such additional Subsidiary shall consist solely of owning and operating a Jennifer Outlet Store and (ii) the aggregate number of all additional Subsidiaries permitted to be created hereunder shall not exceed twelve.

    8.10. Certificate of Incorporation and By-laws.

          Amend or otherwise modify its certificate of incor-poration or by-laws in any way which would adversely affect the interests of the Bank under any of the Loan Documents, or permit any of its Subsidiaries so to do.

    8.11. ERISA.

          Adopt or become obligated to contribute to any Plan or Multiemployer Plan, or permit any ERISA Affiliate so to do.

    8.12. Prepavments of Indebtedness.

          Prepay or obligate itself to prepay, in whole or in part, any Indebtedness (other than the Indebtedness under the Loan Documents), or permit any of its Subsidiaries so to do.

    8.13. Sale and Leaseback.

          Enter into any arrangement with any Person providing for the leasing by it of Property which has been or is to be sold or transferred by it to such Person or to any other Per-son to whom funds have been or are to be advanced by such Per-son on the security of such Property or its rental obliga-tions, or permit any of its Subsidiaries so to do.

     8.14. Fiscal Year.

          Change its fiscal year from that in effect on the Effective Date, or permit any of its Subsidiaries so to do.

    8.15. Amendments. Etc. of Certain Areements.

          Enter into or agree to any amendment, modification or waiver of any term or condition of (i) the Warehousing Agreement, except to the extent that any term or condition thereof is amended, modified or waived pursuant to the new warehousing agreement referred to in Section 7.15, (ii) the Greenfield Employment Agreement or (iii) the new warehousing agreement referred to in Section 7.15.

    8.16. Transactions with Affiliates.

          Except as permitted under Section 8.6(d), become a party to any transaction with an Affiliate unless its Board of Directors shall have determined that the terms and conditions relating thereto are as favorable to it as those which would be obtainable at the time in a comparable arm's-length trans-action with a Person other than such Affiliate, or permit any of its Subsidiaries so to do.

    8.17. Maintenance of Cash and Cash Equivalents.

          Permit, at any time, the cash and cash equivalents of the Borrower and its Subsidiaries on deposit with, or is-sued by, the Bank to be in an amount less than $2,000,000.


9.   DEFAULT

     9.1. Events of Default.

          The following shall each constitute an "Event of Default" hereunder:

               (a) The failure of the Borrower to pay princi-pal on the Note on the date when due and payable or to pay any installment of interest or any other fees or expenses payable by it under any Loan Document when due and payable; or

               (b) The use of the proceeds of any Loan in a manner inconsistent with or in violation of Section 2.8; or

               (c) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 7.3, 7.12, 7.13, 7.14, 7.15 or Section 8; or

               (d) The failure to observe or perform any other term, covenant, or agreement contained in any Loan Docu-ment and such failure shall have continued unremedied for a period of 30 days after the Chairman, President, Chief Execu-tive Officer, the Vice President-Finance and Treasurer or any other Vice President of the Borrower shall have obtained ac-tual knowledge thereof; or

               (e) Any representation or warranty of the Bor-rower (or of any officer of the Borrower on its behalf) made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

               (f) Obligations of the Borrower (other than its obligations under the Note) or any of its Subsidiaries in an aggregate amount for the Borrower and its Subsidiaries in excess of $150,000, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operat-ing leases (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the pay-ment thereof, or (iii) any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof; or

               (g) The Borrower or any of its Subsidiaries shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, ar-rangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) peti-tion or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which re-mains undismissed for a period of 45 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or de-cree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceed-ing, or in the appointment of any trustee, receiver, custo-dian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 45 days, (xii) take any





                           - 43 -                      `
formal action for the purpose of effecting any of the forego-ing or looking to its liquidation or dissolution; or

               (h) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Bor-rower or any of its Subsidiaries bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of its Subsidiaries under the United States bankruptcy laws or any other applicable federal or state law, (iii) appointing a receiver, liquidator, as-signee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any of its Subsidiaries or of any substantial part of the Property thereof, (iv) ordering the winding up or liquidation of the affairs of the Borrower or any of its Subsidiaries, and any such decree or order contin-ues unstayed and in effect for a period of 45 days; or

               (i) Judgments or decrees against the Borrower or any of its Subsidiaries in an aggregate amount for the Bor-rower and its Subsidiaries in excess of $150,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

               (j) The occurrence of an Event of Default un-der and as defined in the Security Agreement; or

               (k) Any Loan Document shall cease, for any reason, to be in full force and effect, or the Borrower shall so assert in writing or shall disavow any of its obligations thereunder; or

               (l)  There  shall  occur  a  Material   Adverse
Change; or

               (m) Greenfield, Love and Seidner shall, col-lectively, not own, directly or indirectly, at least 10% of the issued and outstanding voting common Stock of the Borrower free and clear of all Liens; or

               (n) The occurrence of a default under the Warehousing Loan Agreement and the applicable grace period or cure period, if any, with respect thereto shall have expired; or
               (o) The occurrence of a default under the Warehousing Agreement and the applicable grace period or cure period, if any, with respect thereto shall have expired; or

               (p) The occurrence of a default under the Greenfield Employment Agreement and the applicable grace pe-riod or cure period, if any, with respect thereto shall have expired.

          Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (g) or (h) above, the Commitment shall immediately and automatically ter-minate and the Loans, all accrued and unpaid interest thereon, and all other amounts owing to the Bank under the Loan Docu-ments shall immediately become due and payable, and the Bank may exercise any and all remedies and other rights provided to it in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) the Bank may declare the Commitment to be termi-nated forthwith, whereupon the Commitment shall immediately terminate, and (ii) the Bank may, by notice to the Borrower, declare the Loans, all accrued and unpaid interest thereon and all other amounts owing to it under the Loan Documents to be due and payable forthwith, whereupon the same shall im-mediately become due and payable and the Bank may exercise any and all remedies and other rights provided to it in the Loan Documents. Except as otherwise provided in this Section, pre-sentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower hereby further ex-pressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

          In the event that the Commitment shall have been terminated or the Note shall have been declared due and pay-able pursuant to the provisions of this Section, any funds received by the Bank from or on behalf of the Borrower shall be applied by the Bank in liquidation of the Loans and the obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of any fees or expenses due the Bank from the Borrower; (ii) second, to reimburse the Bank for any expenses due to the Bank under the Loan Documents; (iii) third, to the payment of accrued Commitment Fees, and all other fees, expenses and amounts due the Bank under the Loan Documents (other than principal and interest on the Note); (iv) fourth, to the payment of interest due on the Note; (v) fifth, to the payment of principal out-standing on the Note; and (vi) sixth, to the payment of any other amounts owing to the Bank under any Loan Document.

10.  OTHER PROVISIONS.

     10.1. Amendments and Waivers.

          The Bank and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and the Bank may execute and deliver to the Borrower a written instrument waiving or a consent to a depar-ture from, on such terms and conditions as the Bank may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its con-sequences. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Borrower, the Bank and all future holders of the Note. In the case of any waiver, the Borrower and the Bank shall be restored to their former position and rights under the Loan Documents, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     10.2. Notices.

          All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) three Business Days after having been deposited in the mail, first-class postage prepaid or (iii) when sent, in the case of telecopier notice, in each case, addressed as fol-lows:

          if to the Borrower:

          Jennifer Convertibles, Inc.
          East 331 Route 4 West
          Paramus, New Jersey 07652
          Attention:  Harley J. Greenfield,
                      President
          Telephone:  (201) 343-1610
          Telecopy:   (201) 343-2274


          with a copy to:

          Robinson Silverman Pearce
           Aronsohn & Berman
          1290 Avenue of the Americas
          New York, New York  10104
          Attention:  Michael N. Rosen, Esq.
          Telephone:  (212) 541-2000
          Telecopy:   (212) 541-4630
          and

          Bernard Wincig, Esq.
          574 Fifth Avenue
          New York, New York  10036
          Telephone:  (212) 575-8333
          Telecopy:   (212) 575-8525


          if to the Bank:

          IBJ Schroder Bank & Trust Company
          One State Street
          New York, New York 10004
          Attention:  Jennifer Marshall,
                      Assistant Vice President
          Telephone:  (212) 858-2954
          Telecopy:   (212) 425-0542,


except that any notice, request or demand by the Borrower to or upon the Bank pursuant to Section 2.3 shall not be ef fec-tive until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by telecopier or other electronic means as fully as if originally signed.

     10.3. No Waiver: Cumulative Remedies.

          No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, pow-ers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4. Survival of Representations and Warranties.

          All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

     10.5. Payment of Expenses and Taxes.

          The Borrower agrees, promptly upon presentation of a statement or invoice therefor, to pay or reimburse the Bank for all its out-of-pocket costs and expenses, including, with-out limitation, the reasonable fees and disbursements of its counsel, incurred in connection with (i) the development, preparation and execution of the Loan Documents and any amend-ment, supplement or modification thereto (whether or not ex-
ecuted   and  whether  or not any Loan is made), any documents
prepared in connection therewith and the consummation of the tranactIons conteniplated thereby, as well as all accounting, audit, appraisal, field exam and credit and background check fees incurred from time to time by the Bank, (ii) any Default or Event of Default and any enforcement or collection proceed-ings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Bank and the Borrower under any of the Loan Documents and (iii) the enforcement of this Sec-tion. In addition, the Borrower agrees to (i) pay, indemnify, and hold the Bank harmless from and against, any and all re-cording and filing fees and any and all liabilities with re-spect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or de-termined to be payable in connection with the execution and delivery of, or consummation of any of the transactions con-templated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (ii) pay, indem-nify and hold the Bank and its officers, directors and employ-ees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reason-able counsel fees and disbursements) with respect to the en-forcement and performance of the Loan Documents, the use of the proceeds of the Loans and the enforcement and performance of the provisions of any subordination agreement now or here-after executed in favor of the Bank (all the foregoing, col-lectively, the "Indemnified Liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted or not prohibited under applicable law, provided, however, that the Borrower shall have no obligation hereunder to pay Indemnified Liabilities to the Bank to. the extent aris-ing from the gross negligence or willful miconduct of the Bank or claims between one indemnified party and another in-demnified party. The agreements in this Section shall survive the termination of the Commitment and the payment of all amounts payable under the Loan Documents.

     10.6. Successors and Assigns.

          (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Bank, all future holders of the Note and their respective successors and as-signs, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under the Loan Docu-ments without the prior written consent of the Bank.

          (b) The Bank may from time to time grant participa-tions in or assign all or any part of the Loans, the Note, or the Commitment to one or more banks, insurance companies, fi-nancial institutions, pension funds, mutual funds or other corporations or institutions. The Borrower agrees, at its expense, to cooperate fully with the Bank in connection with any such participation or assignment and to execute and de-liver such documents (including, without limitation, a new Note or notes) as the Bank shall reasonably require.

          (c) If any participation or assignment pursuant to subsection (b) above shall be made to any Person that is orga-nized under the laws of any jurisdiction other than the United States or any State thereof, such Person shall deliver to the Borrower and the Bank such certificates, documents or other evidence as the Borrower or the Bank may require from time to time as are necessary to establish that such Person is not subject to withholding under Section 1441 or 1442 of the Code or as may be necessary to establish, under any law imposing upon the Borrower, whether existing at the time of such par-ticipation or assignment or thereafter, an obligation to with-hold any portion of the payments made by the Borrower under the Loan Documents, that payments to such Person are not sub-ject to any such withholding because such Person is eligible for the benefits of a tax treaty which provides for a zero % rate of tax on any payments under the Loan Documents or be-cause any such payments to such Person are effectively con-nected with the conduct by such Person of a trade or business in the United States.

          (d) The Bank shall not, as between the Borrower and the Bank, be relieved of any of its obligations under the Loan
Documents as a result of the granting of participations in all or any part of the Loans, the Commitment or the Note.

          (e) Notwithstanding anything to the contrary con-tained in Section 10.6(b), the Bank may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release the Bank from its obliga-tions thereunder.

     10.7. Counterparts.

          Each Loan Document (other than the Note) may be ex-ecuted by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken to-gether shall be deemed to constitute one and the same docu-ment. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A telecopied counterpart of any Loan Document or to any document evidencing, and of any amendment, modification, consent or waiver to or of any Loan Document shall be deemed to be an originally executed counter-part. Any party to a Loan Document may rely upon the signa-tures of any other party thereto which are transmitted by telecopier or other electronic means to the same extent as if originally signed.

     10.8. Set-off.

          In addition to any rights and remedies of the Bank provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing to the Bank in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under Section 9.1(a), the Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent not prohibited by ap-plicable law, to set-off and apply against any amounts owing to the Bank in connection with the Loan Documents, at, or at any time after, the happening of any of the above-mentioned events, including, without limitation, all deposits referred to in Section 8.17, all deposits created pursuant to the Cash Management Services Agreement and the ACM Cash Concentration Services Agreement and all other deposits of the Borrower with the Bank. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by the Bank against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Bank prior to the making, filing or issuance, or service upon the Bank of, or of notice of, any such petition, assignment for the benefit of credi-tors, appointment or application for the appointment of a re-ceiver, or issuance of execution, subpoena, order or warrant. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     10.9. Indemnity.

          The Borrower agrees to indemnify and hold harmless the Bank and its affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") from and against any loss, cost, liability, damage or expense (includ-ing the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investi-gating, preparing for, defending against, or providing evi-dence, producing documents or taking any other action in re-spect of, any commenced or threatened litigation, administra-tive proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regula-tion, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact by the Borrower in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Borrower; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omis-sions or alleged acts, practices or omissions of the Borrower or its agents relating to the use of the proceeds of any or all borrowings made by the Borrower which are alleged to be in violation of Section 2.8, or in violation of any federal se-curities law or of any other statute, regulation or other law of any jurisdiction applicable thereto; or (iv) any acquisi-tion or proposed acquisition by the Borrower of all or a por-tion of the Stock, or all or a portion of the assets, of any -Person whether or not such Indemnified Person is a party thereto. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitment and the pay-ment of all Indebtedness of the Borrower under the Loan Docu-ments, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or wilful misconduct of such Indemni-fied Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

     10.10. Governing Law.

          The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

     10.11. Headings Descriptive.

          Section  headings  have  been  inserted  in the Loan
Documents for convenience only and shall not be construed to be a part thereof.

     10.12. Severability.

          Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the valid-ity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any in-validity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     10.13. Integration.

          All exhibits to a Loan Document shall be deemed to be a part thereof. The Loan Documents embody the entire agreement and understanding among the Borrower and the Bank with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower and the Bank with respect to the subject matter thereof.

     10.14. Consent to Jurisdiction.

          The Borrower hereby irrevocably submits to the ju-risdiction of any New York State or federal court sitting in the City of New York over any suit, action or proceeding aris-ing out of or relating to the Loan Documents. The Borrower hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or here-after have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby agrees that a final judgment in any such suit, action or pro-ceeding brought in such a court, after all appropriate ap-peals, shall be conclusive and binding upon it.

     10.15. Service of Process.

          The Borrower agrees that process may be served against it in any suit, action or proceeding referred to in
Section 10.14 by sending the same by first-class mail, or by overnight courier service, to the address of the Borrower set forth in Section 10.2. The Borrower hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or pro-ceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

     10.16. No Limitation on Service or Suit.

          Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Bank to serve process in any manner permitted by law or limit the right of the Bank to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.

     10.17. WAIVER OF TRIAL BY JURY.

          THE BANK AND THE BORROWER HEREBY KNOWINGLY, VOL-UNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSAC-TIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CER-TIFIES THAT NO REPRESENTATIVE OF THE BANK OR COUNSEL TO THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

     10.18. Concerning Inventory Owned by Subsidiaries.

          If the Borrower shall so request in writing, the Bank will consider such amendments to the Loan Documents as may be necessary or appropriate in its sole and absolute dis-cretion to include inventory owned by Subsidiaries of the Bor-rower in the Borrowing Base, provided that nothing herein shall require the Bank to agree to any such amendment unless it shall, in its sole and absolute discretion, decide to do so. In the event that the Bank shall agree to so include such




                           - 53 -                   `
inventory, the Bank shall not be under any obligation to ex-ecute any such amendment or related document unless it shall, in its sole and absolute discretion, deem such amendment and related documents to be in form and substance satisfactory to it.

          The parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                           JENNIFER CONVERTIBLES, INC.,
                              a Delaware corporation


                           By:
                                 -------------------------

                           Name:
                                 -------------------------

                           Title:
                                 -------------------------



                           IBJ SCHRODER BANK &  TRUST COMPANY


                           By:
                                 -------------------------

                           Name:
                                 -------------------------

                           Title:
                                 -------------------------

          The parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                           JENNIFER CONVERTIBLES, INC.,
                              a Delaware corporation


                           By:
                                 -------------------------

                           Name:
                                 -------------------------

                           Title:
                                 -------------------------



                           IBJ SCHRODER BANK &  TRUST COMPANY


                           By:
                                 -------------------------

                           Name:
                                 -------------------------

                           Title:
                                 -------------------------

              JENNIFER CONVERTIBLES EXHIBIT A

                        FORM OF NOTE



$2,000,000                             _____________, 1993
                                       New York, New York


     FOR VALUE RECEIVED, JENNIFER CONVERTIBLES, INC., a Dela-ware corporation (the "Borrower"), hereby promises to pay on tho Maturity Date to the order of IBJ SCHRODER BANK & TRUST COMPANY (the "Bank"), at the office of the Bank located at One State Street, New York, New York or at such other place as the Bank may specify from time to time, in lawful money of the United States of America, the principal sum of $2,000,000, or such lesser unpaid principal balance as shall be outstanding hereunder, together with interest from the date hereof, on the unpaid principal balance hereof outstanding from time to time, payable at the rate or rates and at the time or times provided for in the Credit Agree-ment, dated as of August 31, 1993, by and between the Borrower and the Bank (as the same may be amended, supple-mented or otherwise modified from time to time, the "Agreement"). Capitalized terms used herein which are not herein defined shall have the meanings ascribed thereto by the Agreement. In no event shall interest payable hereon exceed the Highest Lawful Rate.

     This Note is the Note referred to in the Agreement and is entitled to the benefits of, and is subject to the terms set forth in, the Agreement. The principal of this Note is payable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise provided in the Agree-ment, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day and interest shall be payable at the applicable rate or rates specified in the Agreement during such extension period.

     Presentment for payment, demand, protest, notice of pro-test and notice of dishonor and all other demands, protests and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in the Agreement.

     This Note is being delivered in, is intended to be per-formed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of New York, without regard to principles of conflicts of law.

     This Note may only be amended by an instrument in writ-ing executed pursuant to the provisions of Section 10.1 of the Agreement.


                           JENNIFER CONVERTIBLES, INC.


                           By:
                                 -------------------------

                           Name:
                                 -------------------------

                           Title:
                                 -------------------------

                          SCHEDULE TO

                             NOTE


                           Amount of
                           principal
                           paid or                    Notation
Date         Amount        prepaid                    Made By
----         ------        -------                    -------

               JENNIFER CONVERTIBLES EXHIBIT B

                  FORM OF BORROWING REQUEST


                               ______________ __, 199_



IBJ Schroder Bank &
  Trust Company
One State Street
New York, New York 10004

Attention:  Jennifer Marshall,
            Assistant Vice President


     Re: Credit Agreement, dated as of August 31, 1993, by and between JENNIFER CONVERTIBLES, INC. (the "Bor-rower") and IBJ SCHRODER BANK & TRUST COMPANY (the
          "Agreement").

     Capitalized terms used herein which are not herein defined shall have the meanings ascribed thereto by the Agreement.

     1. Pursuant to Section 2.3 of the Agreement, the Bor-rower hereby gives notice of its intention to borrow Loans in an aggregate principal amount of $_______ on ______ __, 199 .

     2. The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Loans requested hereby:

          (a) The Borrower is and shall be in compliance with all of the terms, covenants and conditions of the Loan Docu-ments.

          (b) There exists and there shall exist no Default or Event of Default.

          (c) Each of the representations and warranties con-tained in the Agreement are true and correct on and as of the date hereof, and on the Borrowing Date set forth above.

          (d) Immediately after giving effect to the Loans, if any, requested to be made hereby, the aggregate outstanding principal balance of the Loans does not exceed the lesser of
(i) the Commitment Amount on and as of such date and (ii) the Borrowing Base on and as of such date.

     The Borrower has caused this certificate to be executed by its Authorized Signatory as of the date and year first written above.


                            JENNIFER CONVERTIBLES, INC.

                           By:
                                 -------------------------

                           Name:
                                 -------------------------

                           Title:
                                 -------------------------

                JENNIFER CONVERTIBLES EXHIBIT C

                FORM OF COMPLIANCE CERTIFICATE


                                        Date: ____________



     I, ______________, do hereby certify that I am the Vice President-Finance and Treasurer of Jennifer Convertibles, Inc., a Delaware corporation (the "Borrcwer"), and that, as such, I am duly authorized to execute and deliver this Compliance Cer-tificate on the Borrower's behalf pursuant to Sections 5.15 and 7.1(c) of the Credit Agreement, dated as of August 31, 1993, by and between the Borrower and IBJ Schroder Bank & Trust Company (the "Bank") (as the same may be amended, supplemented or oth-erwise modified from time to time, the "Agreement"). Capital-ized terms used herein which are not herein defined shall have the meanings ascribed thereto by the Agreement.

     I hereby certify that:

         1.    Consolidated Tangible Net Worth    as  of  ______
__,  199_, is $         , calculated as set forth on Schedule 1.

          2.   The  Current  Ratio  as  of  ______  __, 199_, is
_. _    :1.00, calculated as set forth on Schedule 2.

          3.   The Interest Coverage Ratio as  of  ________ __,
199_, is _. __ :1.00, calculated as set forth on Schedule 3.

          4. The amount of cash and cash equivalents of the Borrower and it Subsidiaries on deposit with, or issued by, the Bank as of _______ __, 199_ is $_________, calculated as set forth on Schedule 4.

          5. There exists no Default or Event of Default un-der the Agreement and, since February 28, 1993, there has oc-curred no Material Adverse Change.

          6. The representations and warranties contained in the Loan Documents to which the Borrower is a party are true and correct in all material respects.

     IN WITNESS WHEREOF, I have executed this Compliance Cer-tificate on this ___ day of _______________, 19__.


                                   ---------------------------
                                   Vice President- Finance
                                        and Treasurer

Schedule 1 to Compliance Certificate
dated __ /__ /__


       Computation of Consolidated Tangible Net Worth


1.   Shareholders' equity of the
     Borrower and its Subsidiaries
     determined on a Consolidated
     basis in accordance with GAAP                 $__________


2.   Unamortized debt discount
     and expenses                                  $___________

3.   Unamortized organization and
     reorganization expenses                       $___________

4.   Patents                                       $__________

5.   Trade or servicemarks                         $__________

6.   Tradenames                                    $__________

7.   Franchises                                    $__________

8.   Goodwill                                      $_________

9.   Other intangible assets (Specify)             $__________

10.  Total intangible assets
     (Sum of Items 2 through 9)                    $__________

11.  Consolidated Tangible Net Worth
     (Item 1 minus Item 10)                        $__________

12.  Minimum Required Consolidated
     Tangible Net Worth pursuant
     to Section 7.12 of the Agreement              $__________

Schedule 2 to Compliance Certificate
dated __/__/__


                Computation of Current Ratio


Consolidated Current Assets:

1.   Current assets of the Borrower
     and its Subsidiaries determined
     on a Consolidated basis in
     accordance with GAAP                          $__________

Consolidated Current Liabilities:

2.   Current liabilities of the
     Borrower and its Subsidiaries
     determined on a Consolidated
     basis in accordance with
     GAAP, including the current
     portion of long-term Indebtedness             $__________

3.   Indebtedness in respect of
     the Loans                                     $___________

4.   Consolidated Current Liabilities
     (Item 2 less Item 3)                          $___________

5.   Current Ratio
     (Item 1:Item 4)                                 __ . ___ :1.00

6.   Minimum Required Current Ratio
     pursuant to Section 7.13
     of the Agreement                                __ . ___ :1.00

Schedule 3 to Compliance Certificate
dated __/__/__

           Computation of Interest Coverage Ratio


1.   Net income of the Borrower
     and its Subsidiaries determined
     on a Consolidated basis in
     accordance with GAAP for the
     immediately preceding four
     fiscal quarters                               $___________

2.   Taxes paid by the Borrower
     and its Subsidiaries during
     such period                                   $__________

3.   Interest expense of the Borrower
     and its Subsidiaries determined
     on a Consolidated basis in
     accordance with GAAP (adjusted
     to give affect to all interest
     rate swap, cap or other interest
     rate hedging arrangements and
     fees and expenses paid in
     connection with the same, all as
     determined in accordance with
     GAAP) to the extent paid or
     payable in cash during such period            $__________

4.   Consolidated EBIT (Sum of Items 1,
     2 and 3)                                      $__________


5.   Consolidated Cash Interest
     Expense (from Item 3)                         $_________

6.   Interest Coverage Ratio
     (Item 4:Item 5)                                 __ .__  :1.00

7.   Minimum Required Interest
     Coverage Ratio pursuant to
     Section 7.14 of the Agreement                   4.00:1.00

Schedule 4 to Compliance Certificate
dated __ /__ /__


           Computation of Cash and Cash Equivalents


1.   Cash of the Borrower and its
     Subsidiaries on deposit
     with, or issued by, the Bank                  $__________

2.   Cash equivalents of the
     Borrower and its Subsidiaries
     on deposit with, or issued
     by, the Bank                                  $_________

3.   Cash and cash equivalents
     (Item 1 plus Item 2)                          $__________

4.   Minimum permitted amount of cash
     and cash equivalents pursuant to
     Section 8.17 of the Agreement                 $ 2,000,000

                           EXHIBIT D


          FORM OF OPINION OF COUNSEL TO THE BORROWER



                                          [Date]
IBJ Schroder Bank &
  Trust Company
One State Street
New York, New York  10004

          Re: Credit Agreement (the "Agreement"), dated as of August 31, 1993, by and between Jennifer
               Convertibles, Inc. and IBJ Schroder Bank & Trust
               Company (the "Bank")

Ladies and Gentlemen:

          We have acted as special counsel to Jennifer
Convertibles, Inc., a Delaware corporation (the "Borrower"), in connection with the Agreement and the other Loan Documents.
Capitalized terms used herein which are not herein defined shall have the meanings ascribed thereto by the Agreement.

          This opinion is furnished to you pursuant to Section
5.5 of the Agreement and may not be relied upon by any other person other than you, your successors and assigns and Emmet, Marvin & Martin, Special Counsel, or for any purpose other than in connection with the transactions contemplated by the Agreement, without our prior written consent in each instance.

          In connection with the foregoing and the delivery of this opinion, we have examined (i) the executed original of the Agreement, an executed original of the Note, executed originals of the other Loan Documents, and financing statements on Form UCC-1 signed by the Borrower, as debtor, and the Bank, as secured party (collectively, the "Financing Statements"), in connection with the execution and delivery of the Security Agreement; (ii) the certificate of incorporation and by-laws, each as amended to the date hereof, of the Borrower and (iii) those records of the corporate proceedings of the Borrower as we have deemed necessary as a basis for the opinions hereinafter expressed, including, without limitation, proceedings relative to the Loan Documents and the transactions contemplated thereby.

          We have also examined originals or copies, verified or otherwise identified to our satisfaction as being true copies, of certain records, documents and instruments of the Borrower, certificates of public officials, certificates of officers of the Borrower and all other records, documents, certificates and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures (other than those of the Borrower), the authenticity of all documents submitted to us as originals and the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies.

          Based upon and subject to the foregoing and the qualifications set forth below, having regard for such legal considerations as we deem relevant, we are of the opinion that:

          1. The Borrower is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect. We have also assumed that the Loan Documents have been duly executed and delivered by, and constitute legal, valid and binding and enforceable obligations of each of the parties thereto other than the Parties.

            2. The Borrower has full legal power and corporate authority to enter into, execute, deliver and perform the terms of the Loan Documents and to make the borrowings contemplated by the Agreement and the Note, to execute, deliver and carry out the terms of the Note and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary corporate action and do not violate its Certificate of Incorporation or By-laws.

            3. Each of the Loan Documents (other than the Note) constitutes, and the Note, when issued and delivered pursuant to the Agreement for value received, will constitute, the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

            4. To the best of our knowledge, except as set forth in Section 4.5 to the Agreement, there are no actions, suits, proceedings or claims (whether or not purportedly on behalf of the Borrower) pending or threatened against the Borrower, or maintained by the Borrower, at law or in equity, before any Governmental Authority which: (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) call into question the validity or enforceability of the Loan Documents.

            5. No consent, authorization or approval of, notice to, or exemption by, the stockholders, partners, any Governmental Authority or any other Person (except for those which have been obtained, made or given) is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents, or is required as a condition to the validity or enforceability of the Loan Documents.

            6. To the best of our knowledge, the Borrower is not in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. To the best of our knowledge, the execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower pursuant to the terms of any existing mortgage, indenture, contract or agreement.

            7. To the best of our knowledge, the Borrower is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. To the best of our knowledge, the Borrower is complying in all material respects with all applicable statutes, regulations, rules and orders of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

            8. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act or the Investment Company Act of 1940, as amended, and the Borrower is not subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Loan Documents, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

          9. To the best of our knowledge, the Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. If used in accordance with Section
2.8 of the Agreement, no part of the proceeds of the Loan will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. If used in accordance with Section 2.8 of the Agreement, no part of the proceeds of the Loan will be used, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

          10. To the best of our knowledge, the Borrower possesses or has the right to use all franchises, Intellectual Property, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. To the best of our knowledge, no event has occurred which permits or, after notice or lapse of time, or both, could reasonably be expected to permit, the revocation or termination of any such franchise, Intellectual Property, license or other right and which revocation or termination could reasonably be expected to have a Material Adverse Effect.

          11. Upon the taking and retaining of possession by the Bank of the Pledged Collateral, if any, the presentation for filing of the Financing Statements at the Filing Offices listed on Schedule 1 hereto with respect to the Collateral (other than the Pledged Collateral, if any) and tender of the applicable filing or processing fee therefor, the security interests granted under the Security Agreement will constitute duly perfected security interests in and to all of the Borrower's right, title and interest in the Collateral.

The foregoing opinions are subject to and qualified by the following additional qualifications:

          A. All opinions, to the extent they relate to the enforceability of any agreement or obligation, are subject to and qualified by the following:

                1. the effect and application of bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect which relate to or limit creditors' rights generally; and

                2.  the effect and application of general
principles of equity, whether considered in a proceeding in equity or an action at law.

          B. Wherever we have asserted above that a matter is "to the best of our knowledge", our knowledge is limited to the actual knowledge of those attorneys in our office who have participated in this engagement.

          We are members of the Bar of the State of New York and we express no opinion herein concerning any law other than the laws of the State of New York, the federal laws of the United States of America and the corporate law of the State of Delaware.

                                   Very truly yours,

                                   SCHEDULE 1


                            LIST OF FILING OFFICES

               JENNIFER CONVERTIBLES EXHIBIT E

                 FORM OF SECURITY AGREEMENT


     SECURITY  AGREEMENT  (this  "Agreement"),  dated  as  of
___________,   199_,  made by JENNIFER CONVERTIBLES, INC., a
Delaware  corporation (the "Borrower"), to IBJ SCHRODER  BANK
& TRUST COMPANY (the "Bank").


                         RECITALS

     A. The Borrower has entered into a Credit Agreement, dated as of August 31, 1993, by and between the Borrower and the Bank (as the same may be amended, supplemented or other-wise modified from time to time, the "Credit Agreement"). Capitalized terms used herein which are not herein defined shall have the meanings ascribed thereto in the Credit Agree-ment.

     B. The Borrower has also made a Guaranty (the "Guar-anty"), dated as of August 31, 1993, in favor of the Bank, pursuant to the Term Loan Agreement, dated as of August 31, 1993, by and between Jennifer Warehousing, Inc., a New York corporation, and the Bank (as the same may be amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement").

     C. It is a condition precedent to the making of the first Loan that the Borrower shall have executed and deliv-ered this Agreement. It is a condition precedent to the mak-ing of the term loan under the Term Loan Agreement that the Borrower shall have executed and delivered the Guaranty. The obligations of the Borrower under the Guaranty shall be secured as provided for herein if and when this Agreement shall be executed and delivered.

     NOW THEREFORE, in consideration of the premises and in order to induce the Bank to make the Loans, the Borrower hereby agrees with the Bank as follows:

     1.   Grant of Security.

          To secure the prompt and complete payment, obser-vance and performance of all of the obligations (as the same may be amended, increased, modified, renewed, refinanced, re-funded or extended from time to time, collectively, the "Ob-ligations") of the Borrower now or hereafter existing under the Loan Documents and under the Guaranty (collectively, the "Bank Debt Documents"), the Borrower hereby assigns, trans-fers and pledges to the Bank, and hereby grants to the Bank, a security interest in and to, and a lien upon, all of the Borrower's rights, title and interest in and to the following, whether now owned or existing or hereafter arising or ac-quired and wherever located (collectively, the "Collateral"):

          (a) All "inventory" as defined in the UCC (as de-fined below), including, without limitation, all goods now owned and hereafter acquired by the Borrower (wherever lo-cated, whether in the possession of the Borrower or of a bai-lee or other Person, whether for sale, storage, transit, pro-cessing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or con-signed, returned or repossessed goods) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are finished goods, raw materials, work in process or materials used or consumed in the Borrower's business, in each case whether now owned or hereafter acquired; and all accessions and additions thereto, substitutions and replacements therefor, and the products and Proceeds thereof (collectively, the "Inventory"); and

          (b) All loans and advances made by the Borrower to any limited partnership, any of its Subsidiaries or any of its Affiliates (collectively, the "Advances") and all chattel paper, instruments, documents and general intangibles in re-spect of or evidencing the Advances, in each case whether now owned or hereafter acquired by or for the benefit of the Bor-rower, including, without limitation, the certificates, notes and debt instruments described on Schedule 1 hereto (col-lectively, the "Pledged Debt"), and all payments and prepay-ments thereunder and other instruments and Property from time to time delivered in respect thereof or in exchange therefor, in each case whether now owned or hereafter acquired by or for the benefit of the Borrower, and all letters of credit, guaranties, liens, security interests and other security for the Advances, in each case whether now owned or hereafter acquired by or for the benefit of the Borrower; and all addi-tions and accessions to each of the foregoing, substitutions and replacements therefor and the products and Proceeds thereof.

          As used herein, the term "Proceeds" shall have the meaning assigned to it under Article 9 of the New York Uni-form Commercial Code (as the same is amended from time to time, the "UCC") and, to the extent not otherwise included, shall include, but not be limited to: (i) any and all pro-ceeds of any insurance, causes and rights of action or settlements thereof, escrowed amounts or Property, judicial and arbitration judgments and awards, payable to the Borrower from or in respect of any Person from time to time with respect to the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, conf is-cation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority; (iii) all claims of the Borrower for losses or damages arising out of or relating to or for any breach of any agreements, cov-enants, representations or warranties or any default whether or not with respect to or under any of the foregoing Col-lateral (without limiting any direct or independent rights of the Bank with respect to the Collateral); and (iv) any and all other amounts from time to time paid or payable under or in connection with the Collateral.

     2.   Borrower Remains Liable.

          Anything herein to  the  contrary  notwithstanding,
(a) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereun-der to the same extent as if this Agreement had not been ex-ecuted, (b) the exercise by the Bank of any of its rights hereunder shall not release the Borrower from any of its du-ties or obligations under the contracts and agreements in-cluded in the Collateral, and (c) the Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Bank be obligated to perform any of the obligations or duties of the Borrower thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any pay-ment received by the Borrower or the sufficiency of any per-formance by any party under any such contract or agreement or to take any action to collect or enforce any claim for pay-ment assigned hereunder.

     3.   Delivery of Pledged Collateral.

          All certificates, notes and other debt instruments, if any, representing or evidencing the Pledged Debt and all other certificates, notes and debt instruments at any time owned or acquired by or for the benefit of the Borrower in respect thereof (collectively, the "Pledged Collateral") shall be delivered to and held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instru-ments of transfer or assignments in blank, all in form and substance satisfactory to the Bank. Upon the occurrence and during the continuance of an Event of Default, the Bank shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in the name of the Bank or any of its nominees any or all of the Pledged Collateral. In addition, upon the occurrence and during the continuance of an Event of Default, the Bank shall have the right at any time to exchange certificates, notes or debt instruments representing or evidencing Pledged Col-lateral for certificates, notes or debt instruments of smaller or larger denominations.

     4.   Representations and Warranties.

          The Borrower represents and warrants as follows:

               (a) Names: Tradenames. Except as set forth in Part A of Schedule 4(a) hereto, the Borrower has not during the preceding five years (i) been known by any other corpo-rate name, (ii) been the surviving corporation of a merger or consolidation or (iii) acquired all or substantially all of the Property of any other Person. As of the date of this Agreement, the Borrower currently conducts business under its own name and, in certain areas and for certain operations, the tradenames listed on Part B of Schedule 4(a) hereto.

               (b) Offices: Collateral Locations. As of the date of this Agreement (i) the chief executive office and chief place of business of the Borrower are located at the address set forth in Part A of Schedule 4(b) hereto, (ii) in addition to such chief executive office and chief place of business, the Borrower maintains only the offices and places of business set forth in Part B of Schedule 4(b) hereto and
(iii) the locations listed in Part C of Schedule 4(b) hereto constitute all locations at which Inventory is located.

               (c) Possession of Inventory. The Borrower has exclusive possession and control of the Inventory, except for Inventory in transit with common or other carriers.

               (d) Absence of Liens: No Offsets. The Bor-rower is the legal and beneficial owner of the Collateral, free and clear of all Liens. No disputes, rights of setoff, counterclaims or defenses exist with respect to the Col-lateral or any part of the Collateral.

               (e) Pleded Collateral. To the best of the Borrower's knowledge, the Pledged Debt has been duly autho-rized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the respective issuers thereof. The Pledged Debt constitutes all of the Pledged Collateral.

               (f) Security Interest. This Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect such security interests
have been duly  taken.    The  delivery and pledge  of  the
Pledged Collateral pursuant to this Agreement and all other filings and other actions taken by the Borrower to perfect such security interests prior to the date hereof, create a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Obligations, except for Pledged Collateral consisting of checks and drafts received in the ordinary course of business.

               (g)  Representation and Warranties.  All of
the representations and warranties made by the Borrower in all instruments and documents evidencing and securing the Obligations or any part thereof, including, without limita-tion, the Bank Debt Documents, are true and correct in all material respects.

     5.   Further Assurances.

          (a) The Borrower agrees that from time to time, at its expense, the Borrower shall promptly execute and deliver all further instruments and documents, and take all further action, that the Bank may reasonably request, in order to perfect and protect any security interests granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower shall promptly execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, and promptly take such other action as the Bank may reasonably request, in order to perfect and preserve the security interests granted hereby.

          (b) The Borrower hereby authorizes the Bank to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Col-lateral without the signature of the Borrower where permitted by law. The Bank shall provide the Borrower with a copy of any such statement or amendment, provided that no failure to do so shall affect the rights of the Bank hereunder, result in any liability of the Bank to the Borrower or in any way affect the validity of such filing. A photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be suf-ficient as a financing statement where permitted by law.

          (c) The Borrower shall furnish to the Bank from time to time statements and schedules further identifying and describing the Collateral and such other reports in connec-tion with the Collateral as the Bank may reasonably request, all in reasonable detail.

     6.   As to Inventory.

          The Borrower shall:

               (a) Keep the Inventory at the places speci-fied in Section 4(b) and deliver written notice to the Bank at least thirty days prior to establishing any other location at which it reasonably expects to maintain Inventory having an aggregate fair market value in excess of $50,000, in which jurisdiction all action required by Section 5 shall have been taken with respect to all such Inventory.

               (b) Maintain or cause to be maintained in good repair and condition, excepting ordinary wear and tear and damage due to casualty, all of the Inventory, and make or cause to be made all appropriate repairs, renewals and re-placements thereof, to the extent not obsolete and consistent with past practice of the Borrower or as required by any Gov-ernmental Authority, as quickly as practicable after the oc-currence of any loss or damage thereto which are necessary or desirable to such end. The Borrower shall promptly furnish to the Bank a statement respecting any material loss or dam-age to any of the Inventory with an aggregate fair market value exceeding $50,000 as a result of a single occurrence.

     7.   As to the Pledged Collateral.

          (a) So long as no Event of Default shall have oc-curred and be continuing:

               (i) The Borrower shall be entitled to exer-cise any consensual rights pertaining to the Pledged Col-lateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Bank Debt Documents; provided, however, that the Borrower shall not ex-ercise or refrain from exercising any such right without the consent of the Bank if such action or inaction would have a material adverse effect on the fair market value of any part of the Pledged Collateral or the validity, priority or per-fection of the security interests granted hereby or the rem-edies of the Bank hereunder.

               (ii) The Borrower shall be entitled to re-ceive and retain any and all principal and interest paid in respect of the Pledged Collateral to the extent not prohib-ited by this Agreement; provided, however, that any and all principal and interest paid or payable other than in cash in respect of, and instruments and other Property received, re-ceivable or otherwise distributed in respect of, or in ex-change for, Pledged Collateral, shall forthwith be delivered to the Bank to hold as Pledged Collateral and shall, if received by the Borrower, be received in trust for the ben-efit of the Bank, be segregated from the other Property of the Borrower, and be forthwith delivered to the Bank, as Pledged Collateral in the same form as so received (with any necessary indorsement).

               (iii) The Bank shall execute and deliver (or cause to be executed and delivered) to the Borrower all such instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the consensual rights which it is entitled to exercise pursuant to clause
(i) above and to receive the principal or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.

          (b) Upon the occurrence and during the continuance of an Event of Default and at the Bank's option and following written notice by the Bank to the Borrower:

               (i) All rights of the Borrower to exercise the consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a) (i) and to receive the prin-cipal and interest payments which it would otherwise be au-thorized to receive and retain pursuant to Section 7(a) (ii) shall cease, and all such rights shall thereupon become vested in the Bank, who shall thereupon have the sole right to exercise such consensual rights and to receive and hold as Pledged Collateral such principal and interest payments.

               (ii) All principal and interest payments which are received by the Borrower contrary to the provisions of Section 7(b) (i) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Bor-rower and shall be forthwith paid over to the Bank as Pledged Collateral in the same form as so received (with any neces-sary indorsement).

          (c) In the event that all or any part of the cer-tificates, notes or debt instruments constituting the Pledged Collateral are lost, destroyed or wrongfully taken while such certificates, notes or debt instruments are in the possession of the Bank, the Borrower agrees that it will cause the de-livery of new certificates, notes or debt instruments in place of the lost, destroyed or wrongfully taken certifi-cates, notes or debt instruments upon request therefor by the Bank without the necessity of any indemnity bond or other se-curity other than the Bank's agreement or indemnity therefor customary for security agreements similar to this Agreement.

     8.   Other Covenants and Agreements of the Borrower.

          The Borrower covenants and agrees that on and after the date of this Agreement until the indefeasible cash pay-ment in full of the Obligations, unless the Bank shall other-wise consent in writing:

          (a) Defense of Collateral. The Borrower will de-fend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the interests of the Bank.

          (b) Security Interest. The Borrower covenants that the security interests granted hereby constitute and shall at all times constitute continuing perfected first priority se-curity interests in the Collateral.

          (c)  Encumbrances; Filings. The Borrower will  not
(i) further hypothecate, pledge, encumber, transfer, sell or otherwise suffer to exist a security interest in, or a Lien on, the Collateral or any portion thereof in favor of any Person other than the Bank as provided herein, except for Permitted Liens and except for transfers or sales to the ex-tent permitted under the Bank Debt Documents or (ii) sign or file or authorize the signing or filing of any document or instrument perfecting any Lien on the Collateral except for Permitted Liens. The inclusion of "Proceeds" of the Col-lateral under the security interest granted herein shall not be deemed a consent by the Bank to any sale or other disposi-tion of any Collateral except as expressly permitted herein.

     9.   The Bank Appointed Attorney-in-Fact.

          Effective upon the occurrence and during the con-tinuance of an Event of Default, the Borrower hereby ir-revocably appoints the Bank the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Bank's discretion, to take any action and to ex-ecute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, in-cluding, without limitation:

               (a) to obtain and adjust insurance required to be paid to the Bank pursuant to Section 7.5 of the Credit
Agreement and pursuant to the other Bank Debt Documents,

               (b) to ask, demand, collect, sue for, re-cover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

               (c) to receive, indorse, and collect any drafts or other chattel paper, instruments and documents in connection with clause (a) or (b) above,

               (d) to file any claims or take any action or institute any proceedings which the Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Bank with respect to any of the Collateral and

               (e) to receive, indorse and collect all in-struments made payable to the Borrower representing any prin-cipal payment or interest payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

     10.  The Bank May Perform.

          If the Borrower fails to perform any agreement con-tained herein, the Bank may itself perform, or cause perfor-mance of, such agreement, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Borrower under Section 14.

     11.  The Bank's Duties.

          The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Ex-cept for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereun-der, the Bank shall have no duty as to any Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Bank accords its own Property, it being understood that the Bank shall not be under any obligation to
(i) ascertain or take action with respect to conversions, exchanges, maturities or other matters relative to any Pledged Collateral, whether the Bank has or is deemed to have knowledge of such matters, or (ii) take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Borrower and shall be added to the Obligations.

     12.  Events of Default.

          The following shall each constitute an "Event of Default" hereunder:

                (a) If any representation or warranty made herein or in any certificate furnished by the Borrower in connection with this Agreement shall prove to have been in-correct or misleading (whether because of misstatement or omission) in any material respect when made; or

                (b) If the Borrower shall fail to observe or perform any term, covenant or agreement contained in Section 8(c) of this Agreement; or
                (c) If the Borrower shall fail to perform or observe any other covenant or agreement on its part to be performed or observed pursuant to this Agreement and such failure shall have continued unremedied for a period of thirty days after the Chairman, President, Chief Executive Officer, the Vice President-Finance and Treasurer or any other Vice President of the Borrower shall become aware of such failure; or

               (d) The occurrence of an Event of Default un-der and as defined in the Bank Debt Documents; or

               (e) If the Borrower shall contest or disavow its obligations under this Agreement or this Agreement shall not remain in full force and effect.

     13.  Remedies.

          Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Bank may exercise any and all remedies and other rights provided under this Agreement, including, without limitation, the fol-lowing:

               (a) The Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Bank forthwith, assemble all or any part of the Col-lateral as directed by the Bank and make it available to the Bank at a place designated by the Bank which is reasonably convenient to the Bank and the Borrower, (ii) without notice, except as specified below, sell, lease, assign, grant an op-tion or options to purchase or otherwise dispose of the Col-lateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be com-mercially reasonable. The Borrower agrees that, to the ex-tent notice of sale shall be required by law, at least five Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by an-nouncement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (b) Notwithstanding any provision to the con-trary contained in any Bank Debt Document, any cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the sole discretion of the Bank, be held by the Bank as Col-lateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Bank pursuant to Section 14) in whole or in part by the Bank against all or any part of, the Obligations as shall be determined by the Bank in its sole discretion, provided, however, that to the extent that any such cash or cash proceeds shall be applied to Obligations in respect of the Loan Documents, such cash or cash proceeds shall be applied in accordance with Section 9.1 of the Credit Agreement, and to the extent such cash or cash proceeds shall be applied to Obligations in respect of the Guaranty, such cash or cash proceeds shall be applied in ac-cordance with the provisions thereof. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all the Obligations shall be promptly paid over to the Borrower or to whomsoever may be lawfully en-titled to receive such surplus.

               (c) The Borrower hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

     14.  Expenses.

          The Borrower will upon demand pay to the Bank any and all reasonable sums, costs and expenses which the Bank may pay or incur pursuant to the provisions of this Agreement or in negotiating, executing, perfecting, defending, protect-ing or enforcing this Agreement or the security interests granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, includ-ing, but not limited to court costs, reasonable collection charges, reasonable travel expenses, and reasonable at-torneys' fees and disbursements, all of which, together with interest at the highest rate then payable on any of the Obli-gations, shall be part of the Obligations.

     15.  Amendments Etc.

          No amendment or waiver of any provision of this Agreement or consent to any departure by the Borrower or any of its Subsidiaries herefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     16.  Notices.

          All notices and other communications provided for hereunder shall be given in the manner and to the addresses set forth in Section 10.2 of the Credit Agreement.

     17.  Continuing Security Interest;  Transfer  of  Notes;
Termination.

          This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible cash payment in full of the Obligations and the termination of each of the Bank Debt Documents, (ii) be binding upon the Borrower, its successors and assigns and (iii) inure, together with the rights and remedies of the Bank hereunder, to the benefit of the Bank, any successor or assign of the Bank. Except to the extent not permitted by the Bank Debt Documents or the Term Loan Agreement, the Bank may assign or otherwise transfer the Note or the term note held by it under the Term Loan Agreement, as the case may be, to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise. Nothing set forth herein or in any other Bank Debt Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any other Bank Debt Document or any Collateral. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

     18.  Other Provisions.

          (a) No provision of this Agreement may be waived, modified or otherwise changed by any means, including, with-out limitation, any course of dealing, course of performance or trade usage, or oral evidence of any nature, except pursu-ant to a writing executed by the party against which enforce-ment of such waiver, modification or change is sought.

          (b) No failure by the Bank to exercise, and no de-lay by the Bank in exercising, any right or remedy hereunder shall operate as a waiver thereof.

          (c) Section headings have been inserted herein for convenience only and shall not be construed to be a part of this Agreement. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

          (d) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Agreement or of any docu-ment required to be executed and delivered in connection herewith or therewith to produce or account for more than one counterpart signed by the party to be charged.

          (e) Every provision of this Agreement is intended to be severable, and if any term or provision hereof shall be invalid, illegal or unenforceable for any reason, the valid-ity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any ju-risdiction shall not affect the validity, legality or en-forceability of any such term or provision in any other ju-risdiction.

          (f) All Schedules hereto shall be deemed to be a part hereof.

          (g) Each and every right, remedy and power granted to the Bank hereunder or allowed at law or by any other agreement shall be cumulative and not exclusive, and may be exercised by the Bank from time to time.

          (h) This Agreement is the "Security Agreement" re-ferred to in the Credit Agreement. The Borrower and the Bank acknowledge that Sections 10.13 (Integration), 10.14 (Consent to Jurisdiction), 10.15 (Service of Process), 10.16 (No Limitation of Service or Suit) and 10.17 (WAIVER OF TRIAL BY
JURY) of the Credit Agreement, are made applicable to this Agreement and all such provisions are incorporated by refer-ence herein as if fully set forth herein.

     19.  Governing Law: Terms.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws rules, except to the extent that the validity or perfection of the security interest hereun-der, or remedies hereunder, in respect of any particular Col-lateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Notes, terms used in Articles 8 and 9 of the UCC are used herein as therein defined.

     IN WITNESS WHEREOF, the Borrower has caused this Secu-rity Agreement to be duly executed and delivered by its of-ficer thereunto duly authorized as of the date first above written.

                              JENNIFER CONVERTIBLES, INC.

                           By:
                                 -------------------------

                           Name:
                                 -------------------------

                           Title:
                                 -------------------------


Accepted and Agreed to:


IBJ SCHRODER BANK &
  TRUST COMPANY

                           By:
                                 -------------------------

                           Name:
                                 -------------------------

                           Title:
                                 -------------------------

                         SCHEDULE 1
                             to
                     Security Agreement
                 Dated as of __________, 199_



Pledged Debt:
------------


Debtor         Date          Face Amount          Balance Due
------         ----          -----------          -----------

                        SCHEDULE 4(a)
                             to
                     Security Agreement
                 Dated as of __________, 199_


PART A - List of Other Corporate Names Mergers or Consolida-tion and Acquisitions:







PART B - List of Tradenames:

                        SCHEDULE 4(b)
                             to
                     Security Agreement
                Dated as of ___________, 199_


PART A - Chief Executive Office and Chief Place of Business:



______________________________________

______________________________________

______________,__________ ___________

(_______ County)





PART B - Other Offices and Places of Business:




______________________________________

______________________________________

_______________, __________ _________

(_______ County)





______________________________________

______________________________________

______________, __________ __________

(_______ County)




______________________________________

______________________________________

______________, ___________ _________

(_________ County)

PART C - Location of Inventory:1




______________________________________

______________________________________

______________, ___________ _________

(_________ County)




-----------------------
1    Indicate whether any location is a public warehouse.

               JENNIFER CONVERTIBLES EXHIBIT F

             FORM OF BORROWING BASE CERTIFICATE

                                             Date: _________


     I, ____________, do hereby certify that I am the Vice President-Finance and Treasurer of Jennifer Convertibles, Inc., a Delaware corporation (the "Borrower"), and that, as such, I am duly authorized to execute and deliver this Borrowing Base Certificate on the Borrower's behalf pursuant to Section 6.4 and 7.1(d) of the Credit Agreement, dated as of August 31, 1993, by and between the Borrower and IBJ Schroder Bank & Trust Company (the "Bank") (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"). Capitalized terms used herein which are not herein defined shall have the meanings ascribed thereto by the Agreement.

     I hereby certify that:

          1.   The  Borrowing  Base  on  and as of __________,
199_,  is  $_______,  computed  as  shown  on  the   attached
Schedule.

          2. The aggregate outstanding principal balance of the Loans on and as of the date hereof is less than or equal to the lesser of (i) the Commitment Amount on and as of the date hereof and (ii) the Borrowing Base.

     IN WITNESS WHEREOF, I have executed this Borrowing  Base
Certificate on this __ day of ______________, 19__.


                                      --------------------------
                                      Vice President - Finance
                                           and Treasurer

               Computation of Borrowing Base


I.   Inventory consisting of first
     quality, currently finished products
     held for sale to customers in
     the ordinary course of business,
     valued at the lower of cost or
     market value, determined on a
     first-in, first-out basis, and
     (i) such inventory is owned by
     the Borrower, (ii) such inventory
     conforms to the representations
     and warranties contained in the
     Agreement and in the Security
     Agreement and (iii) such inventory
     is subject to a fully perfected
     first priority security interest
     in favor of the Bank pursuant
     to the Security Agreement                     $_______


II.  Ineligible items:

     A.   Inventory which consists
     of Special Order Goods                        $______


     B.  Inventory which is
     slow moving, obsolete,
     used, damaged or otherwise
     not merchantable                              $_______


     C.  Inventory which the
     Bank determines to be
     ineligible                                    $______


III. Total of Items IIA through IIC                $_______

IV.  Eligible Inventory
     (Item I less Item III)                       $_______

V.   Borrowing Base
     (50% of Item IV)                              $________

               JENNIFER CONVERTIBLES EXHIBIT G

                FORM OF SOLVENCY CERTIFICATE


     I, _______________, do hereby certify on this __ day of ___________ 199_, that I am the Vice President-Finance and Treasurer of Jennifer Convertibles, Inc., a Delaware corpora-tion (the "Borrower"), and that, as such, I am duly authorized to execute and deliver this Solvency Certificate on behalf of the Borrower pursuant to Section 5.13 of the Credit Agreement, dated as of August 31, 1993, by and between the Borrower and IBJ Schroder Bank & Trust Company (as the same may be amended, supplemented or otherwise modified from
time  to  time,  the  "Agreement").   Capitalized terms used
herein which are not herein defined shall have the meanings ascribed thereto by the Agreement.

     On the basis of the examination described below, I do hereby certify that, as of the date hereof:

          (a) The "present fair saleable value" of the as-sets of the Borrower exceeds the amount that will be required to pay the probable liabilities on or in respect of existing debts and liabilities of the Borrower as they come due, whether such debt is matured or unmatured, liquidated or un-liquidated, fixed or contingent. For purposes of this Cer-tificate, "present fair saleable value" means the amount at which the assets of the Borrower would likely sell, under current market conditions, as part of a going concern and for continued use as part of a going concern between a willing buyer and a willing seller within a reasonable period of time with neither party acting under duress and with both parties acting with reasonable knowledge of all relevant facts.

          (b) The assets of the Borrower do not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as proposed to be conducted, including the capital needs of the Borrower, taking into ac-count the particular capital requirements of the business conducted by the Borrower and projecting the capital require-ments and capital availability therefor.

          (c) The Borrower does not intend to incur debts or liabilities beyond its ability to pay such debts and li-abilities as they mature, taking into account the timing and amounts of cash flow expected to be received by the Borrower and of amounts to be payable on or in respect of debts and liabilities of the Borrower.

     IN WITNESS WHEREOF, I have executed this Solvency Cer-tificate on behalf of the Borrower.



                                   -------------------------
                                    Vice President-Finance
                                          and Treasurer

        JENNIFER CONVERTIBLES SCHEDULE 4.1
TO REVOLVING CREDIT AGREEMENT DATED AUGUST 31, 1993

               LIST OF SUBSIDIARIES






                    ATTACHMENT TO SCHEDULE 4.1 TO
                   REVOLVING CREDIT AGREEMENT DATED
                          AUGUST 31, 1993



STORE                             STORE
NAME                              ADDRESS
-----                             -------
BURLINGTON CONVERTIBLES           15 CAMBRIDGE ST, BURLINGTON MA 01803
WESTBORO CONVERTIBLES             UNIT 108 BELMONT CTR, 276 BOSTON TPK, RT 9 EAST, WESTBORO, MA 01551
BOSTON POST RD CONVERTIBLES       1770 BOSTON POST RD., MILFORD CT 06460
SAUGUS CONVERTIBLES               186 BROADWAY, SAUGUS MA 01906
STUART ST. CONVERTIBLES           240 STUART STREET, BOSTON MA 02116
WEST ROXBURY CONVERTIBLES         1524 VFW PARKWAY ROUTE 1, WEST ROXBURY MA 02132
CAMBRIDGE CONVERTIBLES            1 PORTER SQUARE, CAMBRIDGE MA 21613
DANBURY SQUARE CONVERTIBLES       15 BACKUS AVENUE, DANBURY CT 06438
EAST BRUNSWICK CONVERTIBLES       285-291 ROUTE 18 SOUTH, EAST BRUNSWICK NJ 08816
GRAND CONCOURSE                   2450 GRAND CONCOURSE, BRONX NY 10458
WISCONSIN CONVERTIBLES            1634 WISCONSIN AVENUE, WASHINGTON DC 20001-86
HARTSDALE CONVERTIBLES            365 CENTRAL AVENUE, SCARSDALE NY 10530
HIGH RIDGE CONVERTIBLES           1135 HIGH RIDGE ROAD, STANFORD CT 06905
CONTOUR RD CONVERTIBLES           18306 CONTOUR RD. MONTGOMERY VLLGE PLR. GAITHERSBURG MD 20877
CIPRIANO SQUARE CONVERTIBLES      8849-51 GREENBELT RD. CIPRIANO SQE. D-2, GREENBELT MD 20770
NICHOLSON LN CONVERTIBLES         5050 NICHOLSON LANE, ROCKVILLE MD 20852
NICOLE CONVERTIBLES               142 MONTAGUE ST., BROOKLYN HGHTS NY 11201
PORTSMOUTH CONVERTIBLES           1981 WOODBURY AVENUE CONSUMERS PLAZA, PORTSMOUTH NH 03801
DANIEL WEBSTER CONVERTIBLES       225 DANIEL WEBSTER HWY., SOUTH NASHBA NH 03060
LONG BRANCH (FORMERLY RT 35)      318 HIGHWAY 36 SUITE 304 WEST LONG BRANCH NJ 07764
PARAMUS CONVERTIBLES              EAST 327 ROUTE 4 PARAMUS, NJ 07652
ROUTE 17 CONVERTIBLES             185 ROUTE 17 SOUTH, PARAMUS NJ 07652
ROUTE 440 CONVERTIBLES            HUDSON MALL ROUTE 440, JERSEY CITY NJ 07304
ROUTE 46 CONVERTIBLES             285 ROUTE 46 WEST, TOTOWA NJ 07512
ROUTE 7 CONVERTIBLES              554 MAIN AVENUE, NORWALK CT 06850
ROUTE 10 CONVERTIBLES             31-21 ROUTE 10, DANVILLE NJ 07034
STATEN ISLAND CONVERTIBLES        2823 RICHMOND AVENUE, STATEN ISLAND NY 10314
UNION CONVERTIBLES                25-76 ROUTE 22 EAST, UNION NJ 07083
LEESBURG PIKE CONVERTIBLES        3501-8 SOUTH JEFFERSON ST., LESBURG PIKE PLZ, BAILEYS CREEDS VA 22041
VIENNA CONVERTIBLES               81-50 LEESBURG PIKE, VIENNA VA 22180
VALLEY STREEM CONVERTIBLES        2 EAST CIRCLE DRIVE, VALLEY STREAM NY 11581
WOODBRIDGE CONVERTIBLES           520 ROUTE 1 NORTH, WOODBRIDGE NJ 07895
CENTERBACK CONVERTIBLES*          257 CENTERBACK MALL ROUTE 25, CENTERBACK NY 11726
FRAMINGHAM CONVERTIBLES           255 WORCESTER ROAD, FRAMINGHAM, MA 01701


* 51% of the outstanding capital stock of such Subsidiary is owned by Borrower, and the remainder of such stock is owned by Richard Friedman.

             JENNIFER CONVERTIBLES SCHEDULE 8.1
     TO REVOLVING CREDIT AGREEMENT DATED AUGUST 31. 1993


                LIST OF EXISTING INDEBTEDNESS


None.

             JENNIFER CONVERTIBLES SCHEDULE 8.2
     TO REVOLVING CREDIT AGREEMENT DATED AUGUST 31, 1993

                   LIST OF EXISTING LIENS


None.

             JENNIFER CONVERTIBLES SCHEDULE 8.4
     TO REVOLVING CREDIT AGREEMENT DATED AUGUST 31. 1993

           LIST OF EXISTING CONTINGENT OBLIGATIONS


None.

             JENNIFER CONVERTIBLES SCHEDULE 8.6
     TO REVOLVING CREDIT AGREEMENT DATED AUGUST 31. 1993

                LIST OF EXISTING INVESTMENTS


None.